                                                                   Exhibit 4(j)




                                CREDIT AGREEMENT



                         DATED AS OF NOVEMBER 14, 1997



                                     AMONG



                          REGENT COMMUNICATIONS, INC.,
                                  AS BORROWER,


                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,


                     GENERAL ELECTRIC CAPITAL CORPORATION,
                            AS DOCUMENTATION AGENT,


                                      AND


                       BANK OF MONTREAL, CHICAGO BRANCH,
                                    AS AGENT

                          REGENT COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                               TABLE OF CONTENTS

                                                                                              Page

                                   SECTION 1.
                                  DEFINITIONS
1.1      Certain Defined Terms................................................................  2
1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
         Under Agreement...................................................................... 31
1.3      Other Definitional Provisions........................................................ 31

                                  SECTION 2.
                  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS
2.1      Commitments; Making of Loans; Notes.................................................. 31
2.2      Interest on the Loans................................................................ 34
2.3      Fees................................................................................. 38
2.4      Repayments, Prepayments and Reductions in Revolving Loan
         Commitments; General Provisions Regarding Payments................................... 39
2.5      Use of Proceeds...................................................................... 45
2.6      Special Provisions Governing LIBOR Rate Loans........................................ 45
2.7      Increased Costs; Taxes; Capital Adequacy............................................. 47
2.8      Obligation of Lenders and Issuing Lender to Mitigate................................. 51
2.9      Affected Lenders..................................................................... 52
2.10     Guaranties of and Security for the Obligations....................................... 53

                                  SECTION 3.
                               LETTERS OF CREDIT
3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations
         Therein.............................................................................. 54
3.2      Letter of Credit Fees................................................................ 56
3.3      Drawings and Reimbursement of Amounts Drawn Under Letters of
         Credit............................................................................... 57
3.4      Obligations Absolute................................................................. 59
3.5      Indemnification; Nature of Issuing Lender's Duties................................... 60
3.6      Increased Costs and Taxes Relating to Letters of Credit.............................. 61

                                  SECTION 4.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT
4.1      Conditions to Initial Letters of Credit.............................................. 62
4.2      Conditions to Initial Revolving Loans................................................ 64
4.3      Conditions to Permitted Acquisitions................................................. 68
4.4      Conditions to All Loans.............................................................. 72



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
                                                                                              Page
4.5      Conditions to Letters of Credit...................................................... 74

                                  SECTION 5.
                   COMPANY'S REPRESENTATIONS AND WARRANTIES
5.1      Organization, Powers, Qualification, Good Standing, Business and
         Subsidiaries......................................................................... 74
5.2      Authorization of Borrowing, etc...................................................... 77
5.3      Financial Condition.................................................................. 78
5.4      No Material Adverse Change; No Restricted Junior Payments............................ 78
5.5      Title to Properties; Liens........................................................... 78
5.6      Litigation; Adverse Facts............................................................ 79
5.7      Payment of Taxes..................................................................... 79
5.8      Performance of Agreements; Materially Adverse Agreements............................. 79
5.9      Governmental Regulation.............................................................. 80
5.10     Securities Activities................................................................ 80
5.11     Employee Benefit Plans............................................................... 80
5.12     Certain Fees......................................................................... 80
5.13     Environmental Protection............................................................. 81
5.14     Employee Matters..................................................................... 82
5.15     Solvency............................................................................. 82
5.17     Intellectual Property................................................................ 82
5.18     Disclosure........................................................................... 83

                                  SECTION 6.
                        COMPANY'S AFFIRMATIVE COVENANTS
6.1      Financial Statements and Other Reports............................................... 83
6.2      Corporate Existence, etc............................................................. 88
6.3      Payment of Taxes and Claims; Tax Consolidation....................................... 88
6.4      Maintenance of Properties; Insurance................................................. 89
6.5      Inspection; Lender Meeting........................................................... 89
6.6      Compliance with Laws, etc............................................................ 90
6.7      Environmental Disclosure and Inspection.............................................. 90
6.8      Company's Remedial Action Regarding Hazardous Materials.............................. 91
6.9      Interest Rate Protection............................................................. 92
6.10     Compliance with Related Documents.................................................... 92
6.11     Transfer of FCC Licenses to License Subs............................................. 92
6.12     Sale of the San Diego Station, the Lexington Station and the Charleston
         Stations............................................................................. 92

                                  SECTION 7.
                         COMPANY'S NEGATIVE COVENANTS
7.1      Indebtedness......................................................................... 93
7.2      Liens and Related Matters............................................................ 94

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
                                                                                              Page
7.3      Investments; Joint Ventures.......................................................... 95
7.4      Contingent Obligations............................................................... 96
7.5      Restricted Junior Payments........................................................... 96
7.6      Financial Covenants.................................................................. 97
7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions..................... 98
7.8      Consolidated Capital Expenditures.................................................... 99
7.9      Sales and Lease-Backs................................................................ 99
7.10     Sale or Discount of Receivables...................................................... 99
7.11     Transactions with Shareholders and Affiliates........................................ 99
7.12     Disposal of Subsidiary Stock.........................................................100
7.13     Conduct of Business..................................................................100
7.14     Amendments or Waivers of Related Documents and Charter Documents.....................100
7.15     Fiscal Year..........................................................................101
7.16     Overhead.............................................................................101

                                  SECTION 8.
                               EVENTS OF DEFAULT
8.1      Failure to Make Payments When Due....................................................102
8.2      Default in Other Agreements..........................................................102
8.3      Breach of Certain Covenants..........................................................102
8.4      Breach of Warranty...................................................................102
8.5      Other Defaults Under Loan Documents..................................................103
8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.................................103
8.7      Voluntary Bankruptcy; Appointment of Receiver, etc...................................103
8.8      Judgments and Attachments............................................................104
8.9      Dissolution..........................................................................104
8.10     Employee Benefit Plans...............................................................104
8.11     Change in Control....................................................................104
8.12     Failure of Security or Guaranty......................................................104
8.13     FCC Licenses.........................................................................104
8.14     Acquisition FCC Consent..............................................................105
8.15     Material Adverse Effect..............................................................105
8.16     Faircom and Park Lane Acquisitions...................................................105
8.17     Letters of Credit....................................................................105

                                  SECTION 9.
                          AGENT; DOCUMENTATION AGENT
9.1      Appointment..........................................................................106
9.2      Powers; General Immunity.............................................................106
9.3      Representations and Warranties; No Responsibility For Appraisal of
         Creditworthiness.....................................................................108
9.4      Right to Indemnity...................................................................108
9.5      Successor Agent......................................................................109


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
                                                                                             Page
9.6      Security Documents, Etc..............................................................109
9.7      Appointment of Separate Agent........................................................110

                                  SECTION 10.
                                 MISCELLANEOUS
10.1     Assignments and Participations in Loans and Letters of Credit........................110
10.2     Expenses.............................................................................113
10.3     Indemnity............................................................................113
10.4     Set-Off; Security Interest in Deposit Accounts.......................................114
10.5     Ratable Sharing......................................................................115
10.6     Amendments and Waivers...............................................................115
10.7     Independence of Covenants............................................................116
10.8     Notices..............................................................................116
10.9     Survival of Representations, Warranties and Agreements...............................117
10.10    Failure or Indulgence Not Waiver; Remedies Cumulative................................117
10.11    Marshalling; Payments Set Aside......................................................117
10.12    Severability.........................................................................117
10.13    Obligations Several; Independent Nature of Lenders' Rights...........................118
10.14    Headings.............................................................................118
10.15    Applicable Law.......................................................................118
10.16    Successors and Assigns...............................................................118
10.17    Consent to Jurisdiction and Service of Process.......................................118
10.18    Waiver of Jury Trial.................................................................119
10.19    Confidentiality......................................................................119
10.20    Counterparts; Effectiveness..........................................................120

         Signature pages                                                                      S-1


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


                                    EXHIBITS

I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF CONVERSION/CONTINUATION
III               FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV                FORM OF REVOLVING NOTE
V                 [RESERVED]
VI                FORM OF COMPLIANCE CERTIFICATE
VII-A             FORMS OF OPINION OF STRAUSS & TROY
VII-B             FORM OF OPINION OF LATHAM & WATKINS (Effective Date)
VII-C             FORM OF OPINION OF LOCAL COUNSEL
VII-D             FORM OF OPINION OF LATHAM & WATKINS (Permitted Acquisitions)
VIII              FORM OF OPINION OF O'MELVENY & MYERS LLP
IX                FORM OF SUBSIDIARY GUARANTY
X                 FORM OF PLEDGE AND SECURITY AGREEMENT
XI                FORM OF FINANCIAL CONDITION CERTIFICATE
XII               FORM OF OPERATING AGREEMENT
XIII              FORM OF MORTGAGE
XIV               FORM OF CONSENT LETTER
XV                FORM OF JACOBS GUARANTY
XVI               FORM OF COLLATERAL ACCOUNT AGREEMENT

                                   SCHEDULES

1.1A              STATIONS
1.1B              EXISTING DEBT
2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1D              SUBSIDIARIES OF COMPANY
5.1E              FCC LICENSES AND STATION MATTERS
5.1E(v)           LEASE MANAGEMENT AGREEMENTS
5.1F              REAL PROPERTY INTERESTS
5.1G              COLLATERAL MATTERS
5.4               RESTRICTED JUNIOR PAYMENTS
5.7               TAX OBLIGATIONS
5.12              BROKER'S FEE
5.13              ENVIRONMENTAL MATTERS
5.16              INSURANCE
7.1               CERTAIN PERMITTED SECURED PURCHASE MONEY INDEBTEDNESS
7.3               PERMITTED INVESTMENTS
7.4               CONTINGENT OBLIGATIONS

                                CREDIT AGREEMENT



         This CREDIT AGREEMENT is dated as of November 14, 1997 and entered into by and among REGENT COMMUNICATIONS, INC., a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (in such capacity, "DOCUMENTATION AGENT") and BANK OF MONTREAL, CHICAGO BRANCH ("BANK OF MONTREAL"), as agent for Lenders (in such capacity, "AGENT").


                                R E C I T A L S
                                - - - - - - - -


                  WHEREAS, Company owns all of the issued and outstanding capital stock of (i) Regent Broadcasting of San Diego, Inc., a Delaware corporation ("REGENT OF SAN DIEGO"), which owns and operates the radio station set forth opposite its name on SCHEDULE 1.1A annexed hereto and (ii) Regent Broadcasting of Lexington, Inc., a Delaware corporation ("REGENT OF LEXINGTON"), which owns and operates the radio station set forth opposite its name on SCHEDULE 1.1A;

                  WHEREAS, Regent of San Diego owns all of the issued and outstanding capital stock of Regent Licensee of San Diego, Inc., a Delaware corporation ("SAN DIEGO LICENSE SUB"), which owns the FCC Licenses for the radio station set forth opposite its name on Schedule 1.1 A;

                  WHEREAS, Regent of Lexington owns all of the issued and outstanding capital stock of Regent Licensee of Lexington, Inc., a Delaware corporation ("LEXINGTON LICENSE SUB"), which owns the FCC Licenses for the radio station set forth opposite its name on Schedule 1.1A;

                  WHEREAS, after the Closing Date, in accordance with this Agreement, Company has agreed to acquire from the Sellers the radio stations set forth under Part II on SCHEDULE 1.1A, each of which shall be owned and operated by the Operating Sub (as defined below) set forth opposite its name on
SCHEDULE 1.1A;

                  WHEREAS, after the Closing Date, in accordance with this Agreement, the FCC Licenses for the Acquired Stations (as defined below) shall be owned by the License Sub (as defined below) set forth opposite its name under Part II on SCHEDULE 1.1A pursuant to an operating agreement between such License Sub and the Operating Sub set forth opposite its name on SCHEDULE 1.1A;

                  WHEREAS, Company desires that Lenders extend certain credit facilities to Company and its Subsidiaries for (i) the acquisition of certain radio stations, from time to time, to the extent permitted hereunder, (ii) the payment of fees and expenses hereunder and fees and expenses related to the foregoing transactions, and (iii) working capital purposes;

                  WHEREAS, the Subsidiaries of Company desire to guarantee the Obligations pursuant to the Subsidiary Guaranty;

                  WHEREAS, Company and its Subsidiaries desire to secure their respective Obligations by granting to Agent, on behalf and for the ratable benefit of Lenders, First Priority Liens (subject to Permitted Liens) in all of their respective assets (to the full extent permitted by law) pursuant to the Pledge and Security Agreement and the other Security Documents;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, and Agent agree as follows:


                                   SECTION 1.
                                  DEFINITIONS

1.1      CERTAIN DEFINED TERMS.
         ---------------------

         The following terms used in this Agreement shall have the following meanings:

                  "ACQUIRED STATIONS" means the radio stations to be acquired on any Permitted Acquisition Closing Date.

                  "ACQUISITION" means a Permitted Acquisition.

                  "ACQUISITION DOCUMENTS" means collectively, the Permitted Acquisition Documents.

                  "ACQUISITION PROCEEDS" means the proceeds of any additional Company Common Stock, Company Preferred Stock or any other equity securities issued in accordance with this Agreement that are used to pay all or any portion of the consideration for the consummation of a Permitted Acquisition

                  "ACQUISITION FCC CONSENT" means the initial written action or actions by the FCC approving the assignment of the FCC Licenses for each Station to be acquired as part of an Acquisition to the respective Operating Subs and License Subs in the manner contemplated by the applicable Acquisition Documents including, in the event such FCC



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



         Licenses are not acquired directly by such License Subs, the assignment of such FCC Licenses for each such Station by the applicable Operating Subs to the respective License Sub, all in form and substance satisfactory to Agent and Requisite Lenders.

                  "ADJUSTED CONSOLIDATED OPERATING CASH FLOW" means Consolidated Operating Cash Flow; PROVIDED that for any relevant period through June 30, 1998, to the extent that the operating cash flow on a trailing 12 month basis relating to the Flagstaff and Kingman Stations (on a combined basis in accordance with GAAP) after the Park Lane Acquisition Date included in the calculation of Consolidated Operating Cash Flow is negative, such negative combined operating cash flow for any such period shall be deemed to be zero for purposes of calculating Adjusted Consolidated Operating Cash Flow hereunder; PROVIDED, FURTHER, that (i) no more than $300,000 in the aggregate of negative combined operating cash flow for all such Stations may be excluded in any such period and (ii) the Company shall not exclude losses at any such Stations (and there shall be no adjustments to Consolidated Operating Cash Flow with respect to any such losses for purposes of calculating Adjusted Consolidated Operating Cash Flow hereunder) to the extent any such losses are incurred after the Park Lane Acquisition Date.

                  "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by DIVIDING (i) the arithmetic mean (rounded upward to the nearest 1/16 of one percent) of the offered rates for Dollar deposits with maturities comparable to the Interest Period for which such Adjusted LIBOR Rate will apply, appearing on Telerate Page 3750 at approximately 11:00 A.M. (London time) on such Interest Rate Determination Date, as determined by the Agent BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5.




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



                  "AGREEMENT" means this Credit Agreement dated as of November 14, 1997.

                  "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

                  "APPLICABLE MARGIN" means the percentage determined by reference to subsection 2.2A.

                  "ASSET SALE" means the sale by any Credit Party to any Person other than another Credit Party of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or
         (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BARTER OBLIGATIONS" means all non-Cash obligations of any nature of any Credit Party with respect to Barter Transactions.

                  "BARTER TRANSACTIONS" means, with respect to Company or any of its Subsidiaries, the arm's length exchange of advertising time or other goods or services of the Stations for programming or other goods or services, in each case in the ordinary course of business consistent with past practice and industry standards.

                  "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person, other than any LMA.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination,
         (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
         (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above,
         (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASH PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

                  "CHANGE OF CONTROL" means:

                           (i) any Credit Party ceasing for any reason to
                  beneficially own and control all of the issued and outstanding shares of capital stock of its Subsidiaries, excluding Regent of Charleston and Charleston License Sub;

                           (ii) the sale, lease, or transfer of all or
                  substantially all of Company's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange
                  Act) other than a wholly-owned Subsidiary;

                           (iii) the adoption of a plan relating to the
                  liquidation or dissolution of Company;

                           (iv) the consummation of any transaction (including
                  any merger or consolidation but excluding the Faircom Acquisition and the purchase of equity by GECC and BMO Financial, Inc.) as a result of which any person or group (as



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



                  such term is used in Section 13(d)(3) of the Exchange Act) that is not a "beneficial owner" of (as such term is used in Section 13(d)(3) of the Exchange Act) any stock of Company as of the date of this Agreement, directly or indirectly becomes a "beneficial owner" of more than 50% of the voting stock of Company;

                           (v) the chief executive officer of Company is a
                  person other than Terry S. Jacobs or such other person as has been approved by Requisite Lenders (such approval not to be unreasonably withheld); or

                           (vi) a majority of the members of Company's Boards
                  of Directors (excluding any directors who may be elected by the holders of the Series B Senior Convertible Preferred Stock and the Series D Convertible Preferred Stock of the Company) are not individuals who on the date hereof are members of such Board of Directors, who will become directors as a result of the Faircom Acquisition, or who were nominated for election or elected with the approval of a majority of the directors who were directors on the date hereof or whose nomination or election was previously so approved.

                  "CHARLESTON ACQUISITION" means the acquisition of the Charleston Stations pursuant to the Charleston Acquisition Documents and upon terms and conditions set forth herein and the sale by the Company of all of the stock of Regent of Charleston to Citicasters Co. for $4,500,000 pursuant to the provisions of a Stock Purchase Agreement, dated August 22, 1997, and the acquisition for $1,500,000 by the Company of an option to purchase radio station WSSP (FM), Charleston, South Carolina, which funds are to be loaned to the Company by Citicasters Co. on substantially similar terms and conditions as are contained in the Jacor Note.

                  "CHARLESTON ACQUISITION DATE" means the date upon which the Charleston Acquisition is consummated.

                  "CHARLESTON ACQUISITION DOCUMENTS" means all of the purchase agreements and related documents pursuant to which the Charleston Acquisition is implemented or evidenced.

                  "CHARLESTON LICENSE SUB" means Regent Licensee of Charleston, Inc., a Delaware corporation and wholly-owned subsidiary of Regent of Charleston.

                  "CHARLESTON NOTES" means (i) the promissory note of Company in the original principal amount of $1,500,000 which may be issued to Citicasters in connection with the Charleston Acquisition and (ii) the promissory note of Regent of Charleston and Charleston License Sub in the original principal amount of $4,500,000 which may be issued to Citicasters in connection with the Charleston Acquisition.




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



                  "CHARLESTON NOTE DOCUMENTS" means, collectively, the Charleston Notes, and all deeds of trust, mortgages, security agreements, pledge agreements, guaranties, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens created by any of the above) delivered by Company or Regent of Charleston pursuant to any of the Charleston Note Documents in order to grant to Citicasters Liens in real, personal or mixed property of Regent of Charleston, Charleston License Sub, or the Company.

                  "CHARLESTON STATIONS" means those Stations set forth under
         Part II on SCHEDULE 1.1A that are to be acquired by Regent of Charleston pursuant to the Charleston Acquisition.

                  "CHICO LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Chico Stations following the Park Lane Acquisition Date.

                  "CHICO STATIONS" means those Stations identified as the Chico Stations under Part II, Schedule 1.1A.

                  "CITICASTERS" means Citicasters Co., an Ohio corporation.

                  "CLOSING DATE" means the Funding Date on or before March 31, 1998, on which the Loans are made for the initial Permitted Acquisition and the conditions set forth in subsection 4.2 are satisfied.

                  "COLLATERAL" means, collectively, all real, personal, and mixed property securing the Obligations pursuant to the Security Documents in accordance with the terms thereof.

                  "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement to be executed and delivered by Company, substantially in the form of EXHIBIT XVI annexed hereto.

                  "COMMITMENT LETTER" means the letter agreement dated May 23, 1997 between Company and Bank of Montreal and the related term sheet.

                  "COMMITMENT TERMINATION DATE" means the earlier of (i) the Stated Maturity Date or (ii) the date on which the Commitments are terminated and the Loans and other Obligations are declared immediately due and payable in accordance with Section 8.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.




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



                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder, as from time to time in effect.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY COMMON STOCK" means all classes of common stock of Company, par value $.01 per share, issued by Company pursuant to the Amended and Restated Certificate of Incorporation of Company.

                  "COMPANY PREFERRED STOCK" means, collectively, the Series A Convertible Preferred Stock of Company, the Series B Senior Convertible Preferred Stock of Company, the Series C Convertible Preferred Stock of Company and the Series D Convertible Preferred Stock of Company, par value $.01 per share, issued by Company pursuant to the Amended and Restated Certificate of Incorporation of Company.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 6.1(iv).

                  "CONSENT LETTER" means a landlord consent letter substantially in the form of EXHIBIT XIV annexed hereto (or otherwise consistent with landlord consent letters previously delivered pursuant hereto with respect to similar properties), executed and delivered to Agent by the owner of each real property leased to a Credit Party with respect to the Mortgage on such property, and "CONSENT LETTERS" means all letters collectively.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries, but excluding assets acquired solely pursuant to Barter Transactions) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, (y) the sum for that period of (i) Consolidated Operating Cash Flow PLUS
         (ii) the Consolidated Working Capital Adjustment LESS (z) the sum (without duplication) for that period of (i) Consolidated Fixed Charges, (ii) repayments of Consolidated Total Debt to the extent actually made in that period (other than voluntary prepayments of the Revolving Loans or other Indebtedness not corresponding to a reduction in Commitments or other commitments to lend, as the case may be),
         (iii) prepayments of the Loans resulting from the application of Net Cash Proceeds and (iv) gains from sales of assets included in determining Consolidated Operating Cash Flow.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the amounts for such period of (i) Consolidated Interest Expense,
         (ii) income taxes paid in Cash, (iii) all scheduled principal payments on Consolidated Total Debt, (iv) Consolidated Capital Expenditures and
         (v) Consolidated Rental Payments in respect of Capital Leases, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, whether paid in Cash or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date, all of the foregoing determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-Cash extraordinary losses.

                  "CONSOLIDATED OPERATING CASH FLOW" means, for any period, (x) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes paid in Cash, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-Cash items reducing Consolidated Net Income including, without limitation, accrued but unpaid income taxes, but excluding accrued and unpaid Overhead, and (vii) extraordinary losses LESS (y) other non-Cash items increasing Consolidated Net Income, LESS (z) extraordinary gains, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries in Cash on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; PROVIDED however that solely for the purpose of any calculation of the Consolidated Total Debt Ratio hereunder, the Sellers Notes, as long as no default in respect of any such note shall have occurred and be continuing, shall each be excluded from Consolidated Total Debt until the earlier of (i) the date which is the first anniversary of the Closing Date, (ii) the occurrence of any Event of Default or Potential Event of Default under subsection 8.2 in respect of any such note or (iii) the date on which a material portion of the assets purchased with the proceeds of such note are sold, unless such note is repaid in full and cancelled at the time of such sale.

                  "CONSOLIDATED TOTAL DEBT RATIO" has the meaning assigned to that term in subsection 2.2A.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which the Consolidated Working Capital of Company and its Subsidiaries as of the beginning of the period exceeds (or is less than) the Consolidated Working Capital of Company and its Subsidiaries as of the end of such period.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
         (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include, without limitation,
         (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CREDIT PARTY" means Company, and each of Company's Subsidiaries and "CREDIT PARTIES" means such Persons collectively.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOCUMENTATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "EFFECTIVE DATE" means the date on which this Agreement becomes effective in accordance with subsection 10.20.

                  "ELIGIBLE ASSIGNEE" means an "accredited investor" (as defined in Regulation D under the Securities Act) including without limitation (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other accredited investor which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agent and the Company; and (B) any Lender and any Affiliate of any Lender that is reasonably acceptable to Agent and Company (unless such assignment to such Affiliate is required or advisable to comply with any applicable law or governmental regulation binding upon such Lender); PROVIDED that no Affiliate of Company shall be an Eligible Assignee; PROVIDED FURTHER that in the case of the forgoing clauses (A) and (B) the consent of Company to any Eligible Assignee shall not be required at any time that an Event of Default has occurred and is continuing.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

                  "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
         (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Credit Party, its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.), the Federal Water Pollution Control Act ( 33 U.S.C. ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 ET SEQ.), the Occupational Safety and Health Act (29

         U.S.C. ss. 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of
         Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Credit Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Credit Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;
         (vii) the withdrawal by any Credit Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Credit Party or any of its ERISA

         Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
         (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Credit Party or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" means each of the events set forth in
         Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.


                  "EXISTING DEBT" means the debt described on SCHEDULE 1.1B annexed hereto.

                  "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of its predecessors or Affiliates.

                  "FAIRCOM" means Faircom Inc.

                  "FAIRCOM ACQUISITION" means the acquisition of the Flint Stations and the Mansfield Stations by means of a merger pursuant to the Faircom Acquisition Documents and upon terms and conditions set forth herein.

                  "FAIRCOM ACQUISITION DATE" means the date upon which each of the conditions necessary to consummate the Faircom Acquisition is satisfied and the Faircom Acquisition is consummated.

                  "FAIRCOM ACQUISITION DOCUMENTS" means the merger agreement and all related documents pursuant to which the Faircom Acquisition is implemented or evidenced.

                  "FAIRCOM STATIONS" means the Flint Stations and the Mansfield Stations.

                  "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                  "FCC LICENSE" means any of the material licenses, permits or other authorizations issued by the FCC relating to the Stations.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the rates on overnight Federal funds transactions quoted by Bank of Montreal.

                  "FINAL ORDER" means, as of any date of determination with respect to any written action or consent by the FCC, such written action or consent which shall have been obtained and (i) which shall not have been reversed, stayed, enjoined, annulled or suspended and
         (ii) for which the time for filing a request for administrative or judicial relief or for instituting administrative review thereof SUA SPONTE, shall have expired without any such filing having been made or notice of such review having been issued, or, in the event of such filing or review SUA SPONTE, such filing or review SUA SPONTE shall have been disposed of favorably to confirmation of such written action or the grant of such consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that
         (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2(A) (iii) and (v)) and (ii) such Lien is the only Lien other than Permitted Liens to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries maintained in accordance with subsection 7.15.

                  "FLAGSTAFF LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Flagstaff Stations following the Park Lane Acquisition Date.

                  "FLAGSTAFF STATIONS" means those Stations identified as the Flagstaff Stations under Part II, Schedule 1.1A.

                  "FLINT LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Flint Stations following the Faircom Acquisition Date.

                  "FLINT STATIONS" means those Stations identified as the Flint Stations under Part II, Schedule 1.1A.

                  "FUNDING AND PAYMENT OFFICE" means the office of Agent located at 115 South LaSalle Street, Chicago, Illinois 60603.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GECC" means General Electric Capital Corporation.

                  "GOVERNMENTAL ACTS" has the meaning assigned to that term in subsection 3.5A hereof.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
         (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form;
         (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                  "HMH" means HMH Broadcasting, Inc.

                  "HMH NOTE" means the promissory note of Regent of Lexington and Lexington License Sub in the original principal amount of $3,500,000 issued to HMH in connection with the Acquisition of the Lexington Station.

                  "HMH NOTE DOCUMENTS" means, collectively, the HMH Note, and all deeds of trust, mortgages, security agreements, pledge agreements, guaranties, assignments, license, landlord consents and releases and all other instruments (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens created by any of the above) delivered by Regent of Lexington, Lexington Licensee Sub or Company pursuant to any of the HMH Note Documents in order to grant to HMH Liens in real, personal or mixed property or stock of Regent of Lexington or Lexington License Sub.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) obligations under non-compete agreements and all other obligations that would be properly classified as a liability on a balance sheet conforming with GAAP (other than current trade payables and current accrued expenses); PROVIDED that obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness; PROVIDED FURTHER that Indebtedness shall not include (1) Barter Obligations or (2) obligations in respect of Operating Leases that would not be properly classified as a liability on a balance sheet in conformity with GAAP.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INITIAL MORTGAGED PROPERTY" and "INITIAL MORTGAGED PROPERTIES" have the respective meanings assigned thereto in subsection 4.2B.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of any Credit Party or its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of such Credit Party and its Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by any Credit Party of, or of a beneficial interest in, any Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a wholly-owned Subsidiary of such Credit Party), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Credit Party to any other Person other than a wholly-owned Subsidiary of such Credit Party, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "ISSUING LENDER" means Bank of Montreal.

                  "JACOBS GUARANTY" means the Jacobs Guaranty to be executed by Terry S. Jacobs, substantially in the form of EXHIBIT XV annexed hereto.

                  "JACOR" means Citicasters Co., a subsidiary of Jacor Communications, Inc.

                  "JACOR NOTE" means the amended and restated promissory note of Regent of San Diego and San Diego License Sub in the original principal amount of $6,000,000 issued to Jacor in connection with the Acquisition of the San Diego Station.

                  "JACOR NOTE DOCUMENTS" means, collectively, the Jacor Note, and all deeds of trust, mortgages, security agreements, pledge agreements, guaranties, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens created by any of the above) delivered by Company, Regent of San Diego, or San Diego License Sub pursuant to any of the Jacor Note Documents in order to grant to Jacor Liens in real, personal or mixed property or stock of Regent of San Diego or San Diego License Sub.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "KINGMAN LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Kingman Stations following the Park Lane Acquisition Date.

                  "KINGMAN STATIONS" means those Stations identified as the Kingman Stations under Part II, Schedule 1.1A.

                  "LAKE TAHOE LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Lake Tahoe Stations following the Park Lane Acquisition Date.

                  "LAKE TAHOE STATIONS" means those Stations identified as the Lake Tahoe Stations under Part II, Schedule 1.1A.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "LENDERS' POLICY" has the meaning assigned that term in subsection 4.2B and "LENDERS' POLICIES" means all such policies collectively.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means the standby letters of credit issued or to be issued by Issuing Lender for the account of Company pursuant to subsection 3.1 for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (vi) obligations with respect to Permitted Acquisitions of Company or any of its Subsidiaries; PROVIDED that standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

                  "LEXINGTON LICENSE SUB" means Regent Licensee of Lexington, Inc., a Delaware corporation and wholly-owned subsidiary of Regent of Lexington.

                  "LEXINGTON STATION" means the Station set forth on SCHEDULE 1.1A that is owned and operated by Regent of Lexington.

                  "LIBOR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

                  "LICENSE SUBS" means each of San Diego License Sub, Flagstaff License Sub, Kingman License Sub, Lake Tahoe License Sub, Chico License Sub, Palmdale License Sub, Redding License Sub, Victorville License Sub, Flint License Sub, Mansfield License Sub, Lexington License Sub, Charleston License Sub, and any other special purpose Subsidiary of an Operating Sub or Company which is created or acquired to hold the FCC Licenses acquired in connection with any Permitted Acquisition and "LICENSE SUBS" means all such License Subs.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LMA" means any joint sales agreement, advertising sales agreement, time brokerage agreement, local marketing agreement or management services agreement or similar arrangement with respect to the management or marketing of any radio station (including, without limitation, the Stations) or any other broadcast properties to which Company or any of its Subsidiaries is a party.

                  "LOAN OR LOANS" means one or more of the Revolving Loans.

                  "LOAN DOCUMENTS" means this (i) Agreement, (ii) the Notes,
         (iii) the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of Issuing Lender relating to, the Letters of Credit), (iv) the Subsidiary Guaranty, (v) the Security Documents,
         (vi) any Interest Rate Agreements entered into by Company with any Lender, and (vii) the Jacobs Guaranty.

                  "MANSFIELD LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Mansfield Stations following the Faircom Acquisition Date.

                  "MANSFIELD STATIONS" means those Stations identified as the Mansfield Stations under Part II, Schedule 1.1A.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries (taken as a whole) or (ii) the impairment of any material portion of the Collateral or the ability of any Credit Party to perform in any material respect, or of Agent or Lenders to enforce, the Obligations.

                  "MIAMI VALLEY" means Miami Valley Venture Fund L.P.

                  "MORTGAGES" means each of the Mortgages to be executed and delivered by a Credit Party on the Closing Date substantially in the form of EXHIBIT XIII (as modified to conform to local requirements), as such mortgages may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including (i) income and other taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness permitted hereunder (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iii) brokerage, legal and accounting fees; PROVIDED that such fees shall be deducted from Cash Proceeds only to the extent that they are reasonable in amount in accordance with industry standards and are not payable to any Affiliates of the Company.

                  "NOTE OR NOTES" means one or more of the Revolving Notes.

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT I annexed hereto delivered by Company to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Company to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "OBLIGATIONS" means all obligations of every nature of the Credit Parties from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by any of its chairman of the board (if an officer), its president, its chief operating officer or one of its vice presidents or its chief financial officer or its treasurer (in each case, in such officer's official capacity and not individually); PROVIDED that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include: (i) a statement that the officer or officers, in his capacity as such, making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than (i) any such lease under which that Person is the lessor and (ii) any LMA.

                  "OPERATING SUB" means each of Regent of San Diego, Regent of Flagstaff, Regent of Kingman, Regent of Lake Tahoe, Regent of Chico, Regent of Redding, Regent of Palmdale, Regent of Victorville, Regent of Flint, Regent of Mansfield, Regent of Lexington, Regent of Charleston, and each other Subsidiary of Company (other than a License
         Sub) created or acquired in connection with a Permitted Acquisition for the purposes of operating any Station and "OPERATING SUBS" means all such Operating Subs.

                  "OVERHEAD" means, collectively, all amounts paid, payable or distributed or distributable to any Person (other than Company) by any Credit Party in connection with corporate "home office" costs and expenses including, without limitation, management fees, salaries, bonuses, reimbursement of expenses or other compensation for services in connection with headquarters, collective or overhead operations for the Credit Parties, provided, however, that Overhead shall not include amounts incurred by Company and allocated to any or all of the Stations and included in the line item "Station Allocated Overhead" on such Station's statements of income for any applicable period in accordance with GAAP and past practice up to an aggregate amount not to exceed $1,200,000 for all Stations combined for the Fiscal Year ending December 31, 1997 and increasing by 5% per annum for all Stations combined for each Fiscal Year thereafter.

                  "PALMDALE LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Palmdale Stations following the Park Lane Acquisition Date.

                  "PALMDALE STATIONS" means those Stations identified as the Palmdale Stations under Part II, Schedule 1.1A

                  "PARK LANE ACQUISITION" means the acquisition of the Park Lane Stations pursuant to the Park Lane Acquisition Documents and upon terms and conditions set forth herein.

                  "PARK LANE ACQUISITION DATE" means the date upon which each of the conditions to funding the Loans to consummate the Park Lane Acquisition is satisfied.

                  "PARK LANE ACQUISITION DOCUMENTS" means all of the purchase agreements and related documents pursuant to which the Park Lane Acquisition is implemented or evidenced.

                  "PARK LANE STATIONS" means the Flagstaff Stations, the Kingman Stations, the Lake Tahoe Stations, the Redding Stations, the Chico Stations, the Palmdale Stations and the Victorville Stations.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" has the meaning set forth in subsection 7.7(ii).

                  "PERMITTED ACQUISITION CLOSING DATE" means, with respect to any Permitted Acquisition, including the Faircom Acquisition, the Charleston Acquisition and the Park Lane Acquisition, the date upon which each of the conditions to consummation of such acquisition (including, without limitation, funding any Revolving Loans to consummate such Permitted Acquisition) set forth in subsections 7.7(ii), 4.2 and 4.3 is satisfied.

                  "PERMITTED ACQUISITION DOCUMENTS" means, the material agreements pursuant to which any other Permitted Acquisition is consummated.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                           (i) Liens for taxes, assessments or governmental
                  charges or claims the payment of which is not, at the time, required by subsection 6.3;

                           (ii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                           (iii) Liens incurred or deposits made in the
                  ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (iv) any attachment or judgment Lien not
                  constituting an Event of Default under subsection 8.8;

                           (v) leases or subleases granted to others not
                  interfering in any material respect with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries;

                           (vi) easements, rights-of-way, restrictions, minor
                  defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries;

                           (vii) any (a) interest or title of a lessor or
                  sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                           (viii) Liens arising from filing UCC financing
                  statements relating solely to leases permitted by this Agreement;

                           (ix) Liens in favor of customs and revenue
                  authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                           (x) Liens of a collecting bank under Section 4-208
                  of the Uniform Commercial Code as in effect in the relevant jurisdiction.

                  "PERMITTED LIENS" means Liens permitted pursuant to subsection 7.2A.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed and delivered by each Credit Party, substantially in the form of EXHIBIT X annexed hereto.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PRIME RATE" means the rate that Bank of Montreal announces from time to time as its prime lending rate, as in effect from time to time in the United States. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer in the United States or any other country. Bank of Montreal or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY
         (y) the aggregate Revolving Loan Exposure of all Lenders, and (ii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender BY
         (y) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), and (ii) of the preceding sentence is set forth opposite the name of that Lender in
         SCHEDULE 2.1 annexed hereto.

                  "REAL PROPERTY" means each of the fee and lease properties of the Credit Parties described in SCHEDULE 5.1F annexed hereto.

                  "REDDING LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Redding Stations following the Park Lane Acquisition Date.

                  "REDDING STATIONS" means those Stations identified as the Redding Stations under Part II, Schedule 1.1A.

                  "REFINANCING PROCEEDS" has the meaning set forth in subsection 7.5.

                  "REGENT OF CHARLESTON" means Regent Broadcasting of Charleston, Inc., a Delaware corporation and wholly-owned subsidiary of Company.

                  "REGENT OF CHICO" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Chico Stations pursuant to an operating agreement with Chico License Sub following the Park Lane Acquisition Date.

                  "REGENT OF FLAGSTAFF" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Flagstaff Stations pursuant to an operating agreement with Flagstaff License Sub following the Park Lane Acquisition Date.

                  "REGENT OF FLINT" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Flint Stations pursuant to an operating agreement with Flint License Sub following the Faircom Acquisition Date.

                  "REGENT OF KINGMAN" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Kingman Stations pursuant to an operating agreement with Kingman License Sub following the Park Lane Acquisition Date.

                  "REGENT OF LEXINGTON" has the meaning set forth in the recitals to this Agreement.

                  "REGENT OF LAKE TAHOE" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Lake Tahoe Stations pursuant to an operating agreement with Lake Tahoe License Sub following the Park Lane Acquisition Date.

                  "REGENT OF MANSFIELD" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Mansfield Stations pursuant to an operating agreement with Mansfield License Sub following the Faircom Acquisition Date.

                  "REGENT OF PALMDALE" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Palmdale Stations pursuant to an operating agreement with Palmdale License Sub following the Park Lane Acquisition Date.

                  "REGENT OF REDDING" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Redding Stations pursuant to an operating agreement with Redding License Sub following the Park Lane Acquisition Date.

                  "REGENT OF SAN DIEGO" has the meaning set forth in the recitals to this Agreement.

                  "REGENT OF VICTORVILLE" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed or acquired, which will own the assets (other than the FCC Licenses) and operate the Victorville Stations pursuant to an operating agreement with Victorville License Sub following the Park Lane Acquisition Date.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELATED DOCUMENTS" means the (i) Acquisition Documents, (ii) the Subordinated Debt Documents and (iii) the LMAs.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "REQUISITE LENDERS" means Lenders having or holding 66-2/3% or more of the sum of the aggregate Revolving Loan Exposure of all Lenders.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company, except a dividend payable solely in shares of that class of stock to the holders of that class, and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company and (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, retirement, defeasance (including substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness; PROVIDED that Restricted Junior Payments shall not include any Overhead payments permitted hereunder.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.

                  "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

                  "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SAN DIEGO LICENSE SUB" means Regent Licensee of San Diego, Inc., a California corporation and wholly-owned subsidiary of Regent of San Diego.

                  "SAN DIEGO STATION" means the Station set forth on SCHEDULE 1.1A that is owned and operated by Regent of San Diego.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY DOCUMENTS" means the Pledge and Security Agreement, the Collateral Account Agreement, the Mortgages, Memoranda of Lease, the Lenders' Policies, Consent Letters and all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens created by the Security Documents) delivered by a Credit Party pursuant to this Agreement and the other Loan Documents in order to grant to Agent on behalf and for the ratable benefit of Lenders Liens in real, personal or mixed property of that Credit Party.

                  "SELLERS" means, collectively, the shareholders of the Park Lane Group, Faircom, Wicks Broadcast Group Limited Partnership, Highbourne Communications, Inc., Village Communications, Inc. and any of the sellers of radio stations under a Permitted Acquisition Document.

                  "SELLERS NOTES" means, collectively, the Jacor Note, the Charleston Notes and the HMH Note.

                  "SELLERS NOTE DOCUMENTS" means, collectively, the Jacor Note Documents, the Charleston Note Documents and the HMH Note Documents

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATED MATURITY DATE" means March 31, 2005.

                  "STATION" means each radio station owned and operated by Company or any of its Subsidiaries, including, without limitation, the San Diego Station, the Lexington Station and each radio station hereafter acquired by Company or any of its Subsidiaries pursuant to a Permitted Acquisition, including the Faircom Acquisition, the Charleston Acquisition and the Park Lane Acquisition, and "STATIONS" means all such Stations.

                  "SUBORDINATED DEBT DOCUMENTS" means, collectively, all agreements and instruments evidencing, implementing or supporting Subordinated Indebtedness.

                  "SUBORDINATED INDEBTEDNESS" means, collectively, all obligations of Company and its Subsidiaries including, without limitation, any obligation to pay principal, interest, premiums, penalty, fees, expenses, indemnities or any other charge under or in respect of any other obligations of Company or its Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization, schedules, covenants, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

                  "SUBSEQUENT MORTGAGED PROPERTY" AND "SUBSEQUENT MORTGAGED PROPERTIES" have the respective meanings assigned thereof in Subsection 4.4A.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty to be executed and delivered by each Subsidiary of Company including, without limitation, each License Sub and Operating Sub, substantially in the form of EXHIBIT IX annexed hereto.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                  "TRANSFER FCC CONSENT" means the initial written action or actions by the FCC approving any assignment of FCC Licenses for the Stations from Company or an Operating Sub to the respective License Sub, as required hereunder.

                  "VICTORVILLE LICENSE SUB" means that wholly-owned Subsidiary of the Company or of a Subsidiary of the Company formed or to be formed, which will own the FCC Licenses for the Victorville Stations following the Park Lane Acquisition Date.

                  "VICTORVILLE STATIONS" means those Stations identified as the Victorville Stations under Part II, Schedule 1.1A.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS.

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Any reference herein or in any other Loan Document to any agreement, document or instrument, including, without limitation, this Agreement, the Notes, the other Loan Documents and the Related Documents and any schedules or exhibits thereto, unless expressly noted otherwise, shall be a reference to each such agreement, document or instrument as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder or under the applicable Loan Document.


                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $55,000,000; PROVIDED that anything in this Agreement to the contrary notwithstanding (i) the aggregate Revolving Loan Commitments shall not exceed $10,000,000 at any time on and after the Closing Date and prior to the satisfaction of the conditions set forth in subsection 4.3 with respect to either the Park Lane Acquisition or the Faircom Acquisition and (ii) immediately upon satisfaction of such conditions for either the Park Lane Acquisition or the Faircom Acquisition, as the case may be, the aggregate Revolving Loan Commitments shall automatically increase to $55,000,000; PROVIDED, FURTHER that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and PROVIDED, STILL FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii), 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Lender's Revolving Loan Commitment shall expire immediately and without further action on March 31, 1998 if the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that (i) in no event shall the aggregate Revolving Loan Exposure of all Lenders at any time exceed the Revolving Loan Commitments then in effect and (ii) during the period from the Effective Date to the Closing Date, no Revolving Loans shall be made hereunder other than Revolving Loans used to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit as provided in subsection 3.3B.

         B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount; PROVIDED that Revolving Loans made on any Funding Date as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount. Whenever Company desires that Lenders make Revolving Loans it shall deliver to Agent a Notice of Borrowing no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested,
(iii) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans, and (iv) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

         Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

         Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 P.M. (New York time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.2 (in the case of Loans made on the Closing Date) and 4.4 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

         Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D. NOTES. Company shall execute and deliver to each Lender (or to Agent for that Lender) on the Closing Date a Revolving Note substantially in the form of EXHIBIT IV annexed hereto to evidence that Lender's Revolving Loan, in the principal amount of that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

         Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an assignment agreement effecting the assignment or transfer thereof shall have been accepted by Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Margin per annum; or

                  (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate PLUS the Applicable Margin per annum.

         The "APPLICABLE MARGIN" for each Base Rate Loan and LIBOR Rate Loan shall be the percentage set forth below for that type of Loan based upon the ratio of (y) Consolidated Total Debt to (z) Adjusted Consolidated Operating Cash Flow (the "CONSOLIDATED TOTAL DEBT RATIO") as calculated in accordance with subsection 7.6C for the applicable period:


================================================================================
                                                     APPLICABLE MARGIN
                                             -------------------------------

                     CONSOLIDATED              BASE                  LIBOR
                   TOTAL DEBT RATIO          RATE LOAN             RATE LOAN
================================================================================
Greater than or equal to 5.50:1.0              1.25%                 2.50%
--------------------------------------------------------------------------------
Greater than or equal to 5.00:1.0 but less
than 5.50:1.00:                                1.00%                 2.25%
--------------------------------------------------------------------------------
Greater than or equal to 4.50:1.00 but
less than 5.00:1.00                            0.75%                 2.00%
--------------------------------------------------------------------------------
Greater than or equal to 4.00:1.00 but
less than 4.50:1.00                            0.50%                 1.75%
--------------------------------------------------------------------------------
Greater than or equal to 3.50:1.00 but
less than 4.00:1.00                            0.25%                 1.50%
--------------------------------------------------------------------------------
Less than 3.50:1.00:                           0.00%                 1.25%
================================================================================

         The Applicable Margin shall be adjusted, to the extent required, on the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iv), such adjustment to remain in effect until the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iv); PROVIDED that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Company does not deliver any Compliance Certificate required pursuant to subsection 6.1 by the date specified therefor then (i) the Applicable Margin shall not be decreased until and following the actual date of delivery thereof, and (ii) if the Applicable Margin is required to be increased as a result of the information in such Compliance Certificate, then such increase shall be retroactive to the date such Compliance Certificate was originally required to be delivered hereunder; PROVIDED FURTHER that in the event Company does not deliver any Compliance Certificate within three Business Days after notice of such non-delivery has been given by Agent hereunder, the Applicable Margin shall automatically be adjusted to the highest rate set forth above during the period commencing on the date such Compliance Certificate was required to be delivered and expiring on the actual date of delivery thereof.

         B. INTEREST PERIODS. In connection with each LIBOR Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three, six or, subject to availability for all Lenders, nine month period; PROVIDED that:

                  (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Revolving Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date PLUS (c) the excess of the Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

                  (vii) there shall be no more than four (4) Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $500,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Rate Loan; PROVIDED, HOWEVER, that a LIBOR Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; and PROVIDED, FURTHER that no Loan may be made as or converted into a Base Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

         Company shall deliver a Notice of Conversion/Continuation to Agent no later than 10:00 A.M. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

         Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed
(i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.


         A. COMMITMENT FEES. Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date, equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate Revolving Loan Exposure of all Lenders MULTIPLIED BY the percentage set forth below (the "COMMITMENT FEE PERCENTAGE") based upon the Consolidated Total Debt Ratio, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and also payable (and terminating) on the Commitment Termination Date:



==================================================================


           CONSOLIDATED
         TOTAL DEBT RATIO                   COMMITMENT FEE
                                              PERCENTAGE
==================================================================
Greater than or equal to 4.00:1.00               0.500%
------------------------------------------------------------------
Less than 4.00:1.00                              0.375%
==================================================================

         The Commitment Fee Percentage shall be adjusted, to the extent required, on the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iv), such adjustment to remain in effect until the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iv); PROVIDED that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrowers do not deliver any Compliance Certificate required pursuant to subsection 6.1 by the date specified therefor then (i) the Commitment Fee Percentage shall not be decreased until and following the actual date of delivery thereof, and (ii) if the Commitment Fee Percentage is required to be increased as a result of the information in such Compliance Certificate, then such increase shall be retroactive to the date such Compliance Certificate was originally required to be delivered hereunder; PROVIDED FURTHER that in the event Borrowers do not deliver any Compliance Certificate within three Business Days after notice of such non-delivery has been given by Agent hereunder, the Commitment Fee Percentage shall automatically be adjusted to the highest rate set forth above during the period commencing on the date such Compliance Certificate was required to be delivered and expiring on the actual date of delivery thereof.

         B. OTHER FEES. Company agrees to pay to Agent such other fees in the amounts and at the times separately agreed upon between Company and Agent.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A. SCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below:

==============================================================
    QUARTER                   SCHEDULED REDUCTION
     ENDING                      OF REVOLVING
                               LOAN COMMITMENTS
--------------------------------------------------------------
December 31, 1998                 $  687,500
--------------------------------------------------------------
March 31, 1998                    $  687,500
--------------------------------------------------------------
June 30, 1999                     $  687,500
--------------------------------------------------------------
September 30, 1999                $  687,500
--------------------------------------------------------------
December 31, 1999                 $ 1,718,750
--------------------------------------------------------------
March 31, 2000                    $ 1,718,750
--------------------------------------------------------------
June 30, 2000                     $ 1,718,750
--------------------------------------------------------------
September 30, 2000                $ 1,718,750
--------------------------------------------------------------
December 31, 2000                 $ 2,062,500
--------------------------------------------------------------
March 31, 2001                    $ 2,062,500
--------------------------------------------------------------
June 30, 2001                     $ 2,062,500
--------------------------------------------------------------
September 30, 2001                $ 2,062,500
--------------------------------------------------------------
December 31, 2001                 $ 2,406,250
--------------------------------------------------------------
March 31, 2002                    $ 2,406,250
--------------------------------------------------------------
June 30, 2002                     $ 2,406,250
--------------------------------------------------------------
September 30, 2002                $ 2,406,250
--------------------------------------------------------------
December 31, 2002                 $ 2,406,250
--------------------------------------------------------------
March 31, 2003                    $ 2,406,250
--------------------------------------------------------------
June 30, 2003                     $ 2,406,250
--------------------------------------------------------------
September 30, 2003                $ 2,406,250
--------------------------------------------------------------
December 31, 2003                 $2,750,000
--------------------------------------------------------------
March 31, 2004                    $2,750,000
--------------------------------------------------------------
June 30, 2004                     $2,750,000
--------------------------------------------------------------
September 30, 2004                $2,750,000
--------------------------------------------------------------
December 31, 2004                 $3,437,500
--------------------------------------------------------------
March 31, 2005                    $3,437,500
==============================================================

         ; PROVIDED that the scheduled reductions of the Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with subsection 2.4B(iv).


         B.       PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN LOANS AND
                  COMMITMENTS.

                  (i) VOLUNTARY PREPAYMENTS. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Rate Loans, in each case given to Agent by 10:00 A.M. (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay without premium or penalty (other than breakage and other costs with respect to LIBOR Rate Loans, to the extent applicable, as set forth in subsection 2.6) any Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount; PROVIDED, HOWEVER, that a LIBOR Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                  (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF LOANS AND COMMITMENTS.

                           (a) PREPAYMENTS AND REDUCTIONS FROM ASSET SALES. On
                  the same Business Day a Credit Party or any of its Subsidiaries receives Cash Proceeds of any Asset Sale, Company shall prepay the Revolving Loans and the Revolving Loan Commitments shall be permanently reduced in an amount equal to the Net Cash Proceeds of such Asset Sale. Concurrently with any prepayment of the Loans and the reduction of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a), Company shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Company shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment and a reduction of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a), determine that the prepayments and the reductions of the Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), Company shall promptly make an additional prepayment of the Revolving Loans (and the Revolving Loan Commitments shall be permanently reduced), in the manner described above in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory prepayments or reductions of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a) shall be applied as specified in subsection 2.4B(iv).

                           (b) PREPAYMENTS AND REDUCTIONS DUE TO REVERSION OF
                  SURPLUS ASSETS OF PENSION PLANS. On the date of return to any Credit Party or any of its Subsidiaries of any surplus assets of any pension plan of such Credit Party or any of its Subsidiaries, Company shall prepay the Revolving Loans in an amount (the "NET REVERSION AMOUNT") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

                           (c) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF
                  EQUITY SECURITIES. In the event that the Consolidated Total Debt Ratio at such time (prior to making any payments required hereunder) is greater than 4.50:1.00 on the date of receipt by any Credit Party of cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith), from one or more issuances of any equity Securities of such Credit Party (other than Refinancing Proceeds and Acquisition Proceeds) Company shall prepay the Revolving Loans and the Revolving Loan Commitments shall be permanently reduced by the amount of such net equity proceeds up to the amount necessary to make the Consolidated Total Debt Ratio equal to or less than 4.50:1.00 (calculated on a pro forma basis after giving effect to such prepayment as of the end of the most recently concluded Fiscal Quarter). Any such mandatory prepayments or reductions of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                           (d) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF
                  REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

                           (e) PREPAYMENTS AND REDUCTIONS DUE TO INSURANCE
                  PROCEEDS. No later than the 120th Business Day following the date of receipt by any Credit Party of any cash payments under any of the insurance policies maintained pursuant to subsection 6.4 ("INSURANCE PROCEEDS") which have not been reinvested (as soon as practicable and, in any event, within 120 days from the date of receipt thereof) in productive assets of a kind then used or usable in the business of such Credit Party or used to maintain the business of such Credit Party as a going concern as a consequence of any business interruption, Company shall reduce the Revolving Loan Commitments in an amount equal to the aggregate amount of such Insurance Proceeds in the manner specified in subsection 2.4B(iv)(b) and 2.4B(iv)(d); PROVIDED that, notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default, and upon notice from Agent or Requisite Lenders, all Insurance Proceeds, regardless of reinvestment or other use, received by Company shall be applied to reduce the Revolving Loan Commitments in the manner specified in subsection 2.4B(iv)(b).

         (iv) APPLICATION OF PREPAYMENTS AND UNSCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS.

                           (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF
                  LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment.

                           (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF
                  LOANS. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a) and 2.4B(iii)(c)-(e) shall be applied (based on the amount of the Revolving Loan Commitments in effect at such time) to prepay the Revolving Loans and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment. The Applied Amount required to be applied as a mandatory prepayment of the Loans pursuant to subsection 2.4B(iii)(b) shall be applied to prepay the Revolving Loans but shall not reduce the Revolving Loan Commitments.

                           (c) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS
                  AND LIBOR RATE LOANS. Prepayments of Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

                           (d) APPLICATION OF UNSCHEDULED REDUCTIONS OF
                  REVOLVING LOAN COMMITMENTS. Any voluntary reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(ii) shall be applied to reduce the scheduled reductions of the Revolving Loan Commitments set forth in subsection 2.4A(ii) in forward chronological order. Any mandatory reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iii) shall be applied pro rata to each scheduled reduction of the Revolving Loan Commitments set forth in subsection 2.4A that is remaining at the time of such mandatory reduction.

         C.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5      USE OF PROCEEDS.


         A. REVOLVING LOANS. The proceeds of any Revolving Loans shall be applied by Company (i) to consummate Permitted Acquisitions (including repayment of outstanding debt of Faircom), (ii) to pay fees and expenses related thereto, (iii) to fund capital expenditures, and (iv) for working capital purposes, including the payment of a portion of the fees and expenses on the Closing Date.

         B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

         C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender, but in any such event without discharging Lender from its obligations to make Loans subject to and in accordance with the provisions of the Loan Documents.

         F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

                           (a) Company shall notify Agent of any such
                  requirement or any change in any such requirement promptly after the Company becomes aware of it;

                           (b) Company shall pay any such Tax before the date
                  on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                           (c) the sum payable by Company in respect of which
                  the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which
                  it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the assignment agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such assignment agreement, as the case may be, in respect of payments to such Lender.




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



                  (iii)    EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                           (a) Each Lender that is organized under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the assignment agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms,
                  certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non- Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (c) Company shall not be required to pay any
                  additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); PROVIDED that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the assignment agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such



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



Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or Issuing Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.9      AFFECTED LENDERS.

         If Company is obligated to pay to any Lender any additional amount under subsections 2.6 (other than subsection 2.6D), 2.7 or 3.6 hereof, and such Lender is unable or unwilling to mitigate such amounts in accordance with subsection 2.8, Company may, if no Event of Default or Potential Event of Default then exists, replace such Lender with an assignee acceptable to Agent, and such Lender hereby agrees to be so replaced subject to the following:

                  (i) The obligations of Company hereunder to the Lender to be replaced (including such increased or additional costs incurred by such Lender through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

                  (ii) The replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused Company's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to Agent such documentation satisfactory to Agent pursuant to which such replacement Lender is to become a party hereto, with a commitment equal to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

                  (iii) Upon such execution of such documents referred to in clause (ii) and repayment of the amount referred to in clause (i), the replacement Lender shall be a "Lender" with a commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to such provisions under this Agreement, which expressly survive the termination of this Agreement as to such replaced Lender;

                  (iv) Agent shall reasonably cooperate in effectuating the replacement of any Lender under this subsection 2.9, but at no time shall Agent be obligated to initiate any such replacement;

                  (v) Any Lender replaced under this subsection 2.9 shall be replaced at Company's sole cost and expense and at no cost or expense to Agent or any of the Lenders; and

                  (vi) If Company proposes to replace any Lender pursuant to this subsection 2.9 because the Lender seeks reimbursement under subsection 2.6, 2.7 or 3.6, then it must also replace any other Lender who seeks similar or greater levels of reimbursement (as a percentage of such Lender's commitment) under such subsections; PROVIDED HOWEVER that if the amount of the commitment any replacement Lender is willing to commit to does not exceed the aggregate of the commitments of each such Lender seeking such reimbursement, the commitment of each such Lender seeking reimbursement shall be reduced pro rata to the extent of the commitment of such replacement Lender.

2.10     GUARANTIES OF AND SECURITY FOR THE OBLIGATIONS.

         A. COMPANY AND ITS SUBSIDIARIES. (i) Each Operating Sub and each License Sub shall guaranty the Obligations of Company pursuant to the Subsidiary Guaranty and (ii) to secure the full performance of the Obligations, each Credit Party shall grant, subject to the limitation set forth in subsection 2.10B(ii), to Agent on behalf and for the ratable benefit of Lenders, a duly perfected First Priority Lien (subject to Permitted Liens) on all real, personal and mixed property of such Credit Party, including, without limitation, to the extent permitted by law, the FCC Licenses, now owned or hereafter acquired, which Agent or Requisite Lenders may request. Each Credit Party shall execute and deliver any and all Security Documents including, without limitation, the Pledge and Security Agreement, Mortgages, financing statements, termination statements, collateral search reports, title reports, title insurance, landlord waivers and consents, trademark documentation, opinions of counsel and such other perfection documents, instruments, information and materials with respect to the property of such Credit Party as Agent may reasonably request. All of the foregoing shall be in form and substance reasonably satisfactory to Agent.

         B.       FURTHER ASSURANCES; ADDITIONAL SECURITY.

                  (i) Company shall, and shall cause each other Credit Party to, from time to time, execute and deliver to Agent on behalf of Lenders, such additional Security Documents, statements, documents, agreements and reports as it may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations; PROVIDED that no Credit Party shall be required to provide



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



         any different type of Collateral from that contemplated for such by the Security Documents to which it is a party as of the Closing Date. With respect to the Lenders' Policies, upon Agent's request, Company shall arrange for co-insurance and/or reinsurance, with companies and in amounts satisfactory to Agent. All reinsurance policies shall include direct access agreements acceptable to Agent. Any future advances made by Lenders hereunder shall be conditioned upon Agent obtaining such additional endorsements to the Lenders' Policies insuring the additional amount of the Loan and the validity and priority of such advances as Agent deems necessary or advisable.

                  (ii) Notwithstanding anything herein to the contrary, to the extent this Agreement or any other Loan Document purports to require any Credit Party to grant to Agent, on behalf and for the ratable benefit of Lenders, a security interest in the FCC Licenses of such Credit Party, Agent, on behalf and for the ratable benefit of Lenders, shall only have a security interest in such licenses at such times and to the extent that a security interest in such licenses is permitted under applicable law. Notwithstanding anything to the contrary set forth herein, Agent, on behalf of Lenders, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for
         (a) the operation and effectiveness of any grant, right or remedy hereunder or under any Loan Document or (b) taking any action that may be taken by Agent hereunder or under any Loan Document, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of Agent, on behalf and for the ratable benefit of Lenders. Company agrees that, upon an Event of Default and at Agent's request, Company shall immediately file, or cause to be filed, such applications for approval and shall take all other and further actions required by the Agent, on behalf and for the ratable benefit of Lenders, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to Agent or trustee or other fiduciary acting in lieu of Agent in order to ensure compliance with Section 310(b) of the Communications Act, on behalf and for the ratable benefit of Lenders, or their successors or assigns, of the FCC Licenses held by it.


                                   SECTION 3.
                               LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
         THEREIN.

         A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A, Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Effective Date to but excluding the date thirty days prior to the Stated Maturity Date, that Issuing Lender issue Letters of Credit for the account of Company for the purposes specified in the definition of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed, (a) during the period from the Effective Date to the Closing Date, $4,000,000; PROVIDED that such Letters of Credit are cash collateralized when issued pursuant to the Collateral Account Agreement, and (b) upon the Closing Date, $10,000,000; PROVIDED that on the Closing Date, as long as no Event of Default or Potential Event of Default has occurred and is continuing, the cash collateral referred to in clause (a) of this subsection 3.1A(ii), pursuant to the Collateral Account Agreement, will be terminated and the proceeds of such collateral will be returned to Company or to such Person as Company may direct;

                  (iii) any Letter of Credit having an expiration date later than the earlier of (a) 30 days prior to the Stated Maturity Date and
         (b) the date which is one year from the date of issuance of such standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that Issuing Lender shall give notice that it will not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Letter of Credit after the Commitment Termination Date; or

                  (v) any Letter of Credit denominated in a currency other than Dollars.

         B.       MECHANICS OF ISSUANCE.

                  (i) NOTICE OF ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Agent a Notice of Issuance of Letter of Credit substantially in the form of EXHIBIT III annexed hereto no later than 10:00 A.M. (New York time) at least three Business Days, or in each case such shorter period as may be agreed to by Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Issuing Lender to make payment under the Letter of Credit; PROVIDED that Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and PROVIDED, FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (New York time) on such business day.

                  Company shall notify Issuing Lender prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                  (ii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.5, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender's standard operating procedures.

                  (iii) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit, Issuing Lender shall promptly notify Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice, Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (iv) REPORTS TO LENDERS. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, Issuing Lender shall deliver to each other Lender a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit issued by Issuing Lender that were outstanding during such calendar quarter.

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      LETTER OF CREDIT FEES.

         Company agrees to pay the following amounts to Issuing Lender with respect to Letters of Credit issued by it:

                  (i) (a) a fronting fee equal to 0.25% per annum of the daily maximum amount available to be drawn under such Letter of Credit and
         (b) a letter of credit fee equal to the product of (X) an annual rate equal to the Applicable Margin for LIBOR Rate Loans in effect at the time of issuance of such Letter of Credit and (Y) daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

Promptly upon receipt by Issuing Lender of any amount described in clause
(i)(b) of this subsection 3.2, Issuing Lender shall distribute to each other Lender its Pro Rata Share of such amount.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

         B. REIMBURSEMENT BY COMPANY OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and Issuing Lender prior to 10:00 A.M. (New York time) on the date of such drawing that Company intends to reimburse Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.5B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse Issuing Lender for the amount of such drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C.       PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF
                  CREDIT.

                  (i) PAYMENT BY LENDERS. In the event that Company shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 12:00 P.M. (New York time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Lender fails to make available to Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by such Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

                  (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.       INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest



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



         on the amount paid by Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and
         (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) Issuing Lender shall distribute to each other Lender, out of the interest received by Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

         The obligation of Company to reimburse Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;




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



                  (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether



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rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDER'S DUTIES. As between Company and Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Company.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

         In the event that Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof



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by any central bank or other governmental or quasi-governmental authority
(whether or not having the force of law):

                  (i) subjects Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


                                   SECTION 4.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO INITIAL LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder to be made during the period from the Effective Date to the Closing Date is, subject to the following conditions precedent:




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         A. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief financial officer of Company on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.1A shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Revolving Loan and the date of issuance of such Letter of Credit were a Funding Date.

         C. CREDIT PARTY DOCUMENTS. On or before the Effective Date, each Credit Party shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Effective Date:

                  (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of its state of incorporation and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Effective Date;

                  (ii) Copies of its Bylaws, certified as of the Effective Date by its corporate secretary or an assistant secretary;

                  (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is to be a party, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of its officers executing the Loan Documents to which it is to be a party;

                  (v) Executed originals of (A) in the case of Company this Agreement, the Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents to which it is to be a party and (B) in the case of each other Credit Party, the Loan Documents to which it is to be a party; and

                  (vi) Such other documents as Agent may reasonably request.

         D. SECURITY INTERESTS. Each Credit Party shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions in such a manner so that



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Agent has a valid and perfected First Priority security interest (subject to
Permitted Liens) as of the Effective Date in the entire Collateral owned as of such date. Such actions shall include, without limitation, (i) delivery to Agent of certificates other than those certificates delivered in connection with the Sellers Note Documents (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the shares of capital stock pledged pursuant to the Security Documents and delivery to Agent of all other instruments, (ii) filing of Uniform Commercial Code financing statements, as to the Collateral for all jurisdictions as may be necessary or desirable to perfect Agent's security interests in the Collateral and (iii) delivery of all other evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens, or in the case of the assets of Regent of San Diego, Regent of Lexington and Regent of Charleston the second priority Liens granted to Agent on behalf and for the ratable benefit of Lenders shall have been made.

         E. JACOBS GUARANTY. On or before the Effective Date, Agent shall have received a duly executed original of the Jacobs Guaranty.

         F. OPINIONS OF CREDIT PARTIES' COUNSEL. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions, dated as of the Effective Date, of (i) Strauss & Troy, counsel for the Credit Parties, in form and substance reasonably satisfactory to Agent and their counsel and setting forth substantially the matters in the opinions designated in EXHIBIT VII-A annexed hereto and, as to such other matters as Agent may reasonably request and (ii) Latham & Watkins, counsel for the Credit Parties as to the communications matters set forth in EXHIBIT VII-B annexed hereto and as to such other matters as Agent may reasonably request, all in form and substance satisfactory to Agent and their counsel.

         G. OPINIONS OF AGENT'S COUNSEL. Lenders shall have received an originally executed copy of one or more favorable written opinions of O'Melveny & Myers LLP, dated as of the Effective Date, substantially in the form of
EXHIBIT VIII annexed hereto.



4.2      CONDITIONS TO INITIAL REVOLVING LOANS.

         The obligations of Lenders to make any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.4, subject to prior or concurrent satisfaction of the following conditions:

         A. DELIVERY OF MORTGAGES; MORTGAGE POLICIES. Agent shall have received from each Credit Party (other than Regent of San Diego, Regent of Lexington and Regent of Charleston), as appropriate (A) fully executed Mortgages, which Mortgages shall cover the real properties owned by any of such Credit Parties as of Closing Date (each a "INITIAL MORTGAGED PROPERTY" and collectively the "INITIAL MORTGAGED PROPERTIES") sufficient to create a valid and enforceable



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lien, (B) if any lease included in the Initial Mortgaged Properties is not currently of record in the name of the applicable Credit Party (by recordation of the lease itself or a memorandum thereof), a memorandum for each such lease and a schedule of the lessor and lessee thereunder in form and substance satisfactory to Agent (each a "MEMORANDUM OF LEASE"), (C) a Consent Letter with respect to each Initial Mortgage on a real estate lease in form and substance satisfactory to Agent, (D) zoning letters with respect to each of the Initial Mortgaged Properties and (E) an ALTA lender's title insurance policy or other form of policy satisfactory to Agent ("LENDER'S POLICY") issued by a company or companies satisfactory to Agent, in an amount satisfactory to Agent, with all premiums paid thereon, and which shall insure that (i) the Obligations are secured by a valid first Lien on the Initial Mortgaged Properties subject only to the title exceptions approved by Agent, and (ii) the applicable Credit Party is current in the payment of all applicable state and local taxes, charges and assessments affecting each of the Initial Mortgaged Properties; PROVIDED that Regent of San Diego, Regent of Lexington and Regent of Charleston shall deliver, or cause to be delivered, each of the documents set forth in this subsection 4.2B and satisfy each of the conditions set forth in this subsection 4.2B if the San Diego Station, the Lexington Station and the Charleston Stations are not sold to a party other than another Credit Party within 1 year of the Closing Date. The Lender's Policy shall contain, to the extent available, (1) a comprehensive lender's endorsement, (2) a survey accuracy endorsement, (3) a usury endorsement, (4) appropriate encroachment endorsements, (5) a tie-in endorsement, and (6) such other endorsements as Agent deems necessary or advisable. No title indemnities shall be established in connection with the issuance of the Lender's Policy.

         B. EVIDENCE OF INSURANCE. Agent shall have received an Officers' Certificate of Company setting forth a schedule of insurance with respect to each of the insurance policies required pursuant to subsection 6.4 hereof, and Agent shall be satisfied with the nature and scope of these insurance policies and each such insurance policy shall name Agent as loss payee and/or additional insured, on behalf and for the ratable benefit of Lenders.

         C. FINANCIAL STATEMENTS. On or before the Closing Date, Agent shall have received the unaudited consolidated financial statements of Company and its Subsidiaries (other than Regent of Charleston and Charleston License Sub, Regent of San Diego and San Diego License Sub and Regent of Lexington and Lexington License Sub), together with consolidating schedules for the Fiscal Year ended December 31, 1996 and the unaudited consolidated and consolidating financial statements of Company and its Subsidiaries (except those excluded above), for the nine months ended September 30, 1997, in each case certified as true and correct pursuant to an officer's certificate of Company or Sellers, as the case may be.

         D. FINANCIAL TESTS. Company shall have delivered to Agent an Officers' Certificate in form and substance satisfactory to Agent detailing the compliance by Company and its Subsidiaries with the financial covenants set forth in subsection 7.6 herein, on a pro forma basis, giving effect to all Closing Date transactions.

         E. EQUITY ISSUANCE. On or before the Closing Date, (i) Agent shall have received evidence satisfactory to it that Company shall have received an amount of Cash proceeds from the issuance of Company Preferred Stock sufficient enough to reduce the Consolidated Total



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Debt Ratio to be less than or equal to 6.00:1.00, on a pro forma basis, giving effect to all Closing Date transactions, (ii) Agent shall have received executed or conformed copies of the Amended and Restated Certificate of Incorporation of Company and all subscription agreements, stock purchase agreements, shareholder agreements and any other documents or instruments pursuant to which the Company Preferred Stock is issued (the "EQUITY DOCUMENTS") and any amendments thereto on or prior to the Closing Date, the terms and conditions of which shall be in all respects satisfactory to Agent,
(iii) such Equity Documents shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof, (iv) no Credit Party shall have failed in any respect to perform any obligation or covenant required by such Equity Documents to be performed or complied with by it on or before the Closing Date, and (v) Agent shall have received an Officers' Certificate in form and substance satisfactory to Agent from each Credit Party to the effect set forth in clauses (i), (ii),
(iii) and (iv) above.

         F. DELIVERY OF SOURCES, USES AND FUNDING CERTIFICATE. Company shall have delivered an Officers' Certificate detailing the sources and uses of all funds (including the net equity proceeds and the Loans) for the transactions occurring on the Closing Date, with proper wire instructions for Agent for the application of the Loan proceeds on the Closing Date, all in form and substance satisfactory to Agent.

         G. RELATED DOCUMENTS. On or before the Closing Date, (i) Agent shall have received executed or conformed copies of the Related Documents and any amendments thereto on or prior to the Closing Date, the terms and conditions of which shall be in all respects satisfactory to Agent, (ii) such Related Documents shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof, (iii) no Credit Party shall have failed in any respect to perform any obligation or covenant required by such Related Documents to be performed or complied with by it on or before the Closing Date, and (iv) Agent shall have received an Officers' Certificate in form and substance satisfactory to Agent from each Credit Party to the effect set forth in clauses (i), (ii) and (iii) above.

         H. SELLERS NOTE DOCUMENTS. On or before the Closing Date, (i) Agent shall have received executed or conformed copies of the Sellers Note Documents (if then existing), and any amendments thereto on or prior to the Closing Date, the terms and conditions of which shall be in all respects satisfactory to Agent, (ii) the Sellers Note Documents (if then existing) shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof, (iii) no Credit Party shall have failed in any respect to perform any obligation or covenant required by the Sellers Note Documents (if then existing), to be performed or complied with by it on or before the Closing Date, and (iv) Agent shall have received an Officers' Certificate in form and substance satisfactory to Agent from each Credit Party to the effect set forth in clauses (i), (ii) and (iii) above.

         I. ENVIRONMENTAL AUDIT. On or before the Closing Date, Company shall have delivered copies of a Phase I environmental assessment for each tower or antenna Facility and any other owned Facility related to the Stations (other than the San Diego Station, the Lexington



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Station and the Charleston Stations) together with such other information, in form and substance satisfactory to Agent, concerning environmental matters that Agent may require; PROVIDED that Company shall deliver copies of the Phase I environmental assessments for the San Diego Station, the Lexington Station and the Charleston Stations, together with such other information, in form and substance satisfactory to Agent, concerning environmental matters that Agent may require, if such Stations are not sold to a party other than another Credit Party within 1 year of the Closing Date.

         J. STATION ASSETS AND LIABILITIES. As of the Closing Date, the assets of the Stations then owned by the Credit Parties shall be free and clear of all Liens (other than Permitted Liens).

         K. DELIVERY OF FINANCIAL CONDITION CERTIFICATE. On or before the Closing Date, Company shall have delivered a Financial Condition Certificate, substantially in the form of EXHIBIT XI annexed hereto with appropriate attachments demonstrating that, both immediately prior to and immediately after giving effect to the consummation of the transactions on the Closing Date (including incurrence of the Obligations) each Credit Party is Solvent.

         L. OFFICERS CERTIFICATE. As of the Closing Date, (i) since December 31, 1996, no event or change shall have occurred that has caused or evidences, either in any case or in the aggregate (y) a Material Adverse Effect or (z) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Station, (ii) no event which would constitute an Event of Default or Potential Event of Default (after giving effect to the consummation of the Closing Date transactions) shall have occurred and be continuing, (iii) the representations and warranties in Section 5 hereof shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such date, (iv) no litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loans hereunder or the transactions contemplated hereby and (v) each Credit Party shall have delivered to Agent an Officers' Certificate to such effect, in form and substance satisfactory to Agent.

         M. DELIVERY OF COMPLIANCE CERTIFICATES. Company shall have delivered to Agent a Compliance Certificate, substantially in the form of EXHIBIT VI annexed hereto, dated as of the Closing Date and calculated to give effect to the initial funding of Loans under this Agreement, demonstrating compliance with the covenants set forth in this Agreement as of the Closing Date.

         N. FEES AND EXPENSES. Company shall have paid to the Agent for distribution (as appropriate) to Lenders the fees payable on the Closing Date referred to in subsection 2.3.

         O. PERFORMANCE OF AGREEMENTS. Each Credit Party shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent, and Agent



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shall have received an Officers' Certificate from each Credit Party to such effect in form and substance satisfactory to Agent.

         P. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent and their counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and their counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

4.3      CONDITIONS TO PERMITTED ACQUISITIONS.

         The obligations of Lenders to make the Revolving Loans to be made in connection with any Permitted Acquisition are, in addition to the conditions precedent specified in subsection 4.4, subject to prior or concurrent satisfaction of the following conditions:

         A. CREDIT PARTY DOCUMENTS. On or before the Permitted Acquisition Closing Date, each new Credit Party formed to accomplish such Permitted Acquisition shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Permitted Acquisition Closing Date:

                  (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of its state of incorporation and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Permitted Acquisition Closing Date;

                  (ii) Copies of its Bylaws, certified as of the Permitted Acquisition Closing Date by its corporate secretary or an assistant secretary;

                  (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is to be a party, certified as of the Permitted Acquisition Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of its officers executing the Loan Documents to which it is to be a party;

                  (v) Executed originals of the Loan Documents to which it is to be a party; and

                  (vi) Such other documents as Agent may reasonably request.




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         B. DELIVERY OF MORTGAGES; MORTGAGE POLICIES. Agent shall have received from each Credit Party, appropriate (A) fully executed Mortgages, which Mortgages shall cover the real properties acquired by any of the Credit Parties on the applicable Permitted Acquisition Closing Date (each a "SUBSEQUENT MORTGAGED PROPERTY" and collectively the "SUBSEQUENT MORTGAGED PROPERTIES") sufficient to create a valid and enforceable lien, (B) if any lease included in the Subsequent Mortgaged Properties is not currently of record in the name of the applicable Credit Party (by recordation of the lease itself or a memorandum thereof), a Memorandum of Lease for each such lease in form and substance satisfactory to Agent, (C) a Consent Letter with respect to each Mortgage on a real estate lease in form and substance satisfactory to Agent, (D) zoning letters with respect to each of the Subsequent Mortgaged Properties and (E) a Lender's Policy satisfactory to Agent issued by a company or companies satisfactory to Agent, in an amount satisfactory to Agent, with all premiums paid thereon, and which shall insure that (i) the Obligations are secured by a valid first Lien on the Subsequent Mortgaged Properties subject only to the title exceptions approved by Agent, and (ii) the applicable Credit Party is current in the payment of all applicable state and local taxes, charges and assessments affecting each of the Subsequent Mortgaged Properties. The Lender's Policy shall contain, to the extent available, (1) a comprehensive lender's endorsement, (2) a survey accuracy endorsement, (3) a usury endorsement, (4) appropriate encroachment endorsements, (5) a tie-in endorsement, and (6) such other endorsements as Agent deems necessary or advisable. No title indemnities shall be established in connection with the issuance of the Lender's Policy.

         C. SECURITY INTERESTS. Each Credit Party shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Agent has a valid and perfected first priority security interest (subject to Permitted Liens) as of the applicable Permitted Acquisition Closing Date in the entire Collateral owned as of such date. Such actions shall include, without limitation, (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the shares of capital stock pledged pursuant to the Security Documents and delivery to Agent of all other instruments, (ii) filing of Uniform Commercial Code financing statements, as to the Collateral for all jurisdictions as may be necessary or desirable to perfect Agent's security interests in the Collateral and (iii) delivery of all other evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf and for the ratable benefit of Lenders shall have been made.

         D. FINANCIAL STATEMENTS. Except to the extent previously delivered under subsection 4.2, on the Permitted Acquisition Closing Date, Agent shall have received the audited consolidated financial statements (to the extent available) in respect of the Acquired Stations for its most recent fiscal year then ended and the unaudited consolidated and consolidating (to the extent available) financial statements of such Acquired Stations for each of the calendar months between the first day of the then current fiscal year and the last day of the most recent month then ended, in each case certified as true and correct in all material respects pursuant to an officer's certificate of such Sellers, and Agent shall be satisfied that the information set forth in



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such financial statements is in substantial accordance with the estimates previously furnished by Company to the Agent.

         E. PERMITTED ACQUISITION DOCUMENTS. Except to the extent previously delivered under subsection 4.2, on the Permitted Acquisition Closing Date, (i) Agent shall have received executed or conformed copies of the Permitted Acquisition Documents and any amendments thereto on or prior to the Permitted Acquisition Closing Date, the terms and conditions of which shall be in all respects satisfactory to Agent, (ii) the Permitted Acquisition Documents shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof, (iii) no Credit Party shall have failed in any respect to perform any obligation or covenant required by the Permitted Acquisition Documents to be performed or complied with by it on or before the Permitted Acquisition Closing Date, and (iv) Agent shall have received an Officers' Certificate in form and substance satisfactory to Agent from each Credit Party to the effect set forth in clauses (i), (ii) and (iii) above.

         F. ACQUISITION PROCEEDS. To the extent any additional Company Common Stock or Company Preferred Stock is issued in connection with a Permitted Acquisition, (i) Agent shall have received executed or conformed copies of the purchase agreements and any amendments thereto on or prior to the Permitted Acquisition Closing Date, the terms and conditions of which shall be in all respects satisfactory to Agent, (ii) such purchase agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof, (iii) no Credit Party shall have failed in any respect to perform any obligation or covenant required by such purchase agreements to be performed or complied with by it on or before the Permitted Acquisition Closing Date, and (iv) Agent shall have received an Officers' Certificate in form and substance satisfactory to Agent from each Credit Party to the effect set forth in clauses (i), (ii) and (iii) above.

         G. FCC LICENSES. Each of the FCC Licenses with respect to the Acquired Stations shall have been transferred (pursuant to an appropriate Final Order of the FCC) to Company or to the applicable License Sub, shall be in full force and effect and shall, when transferred to the applicable License Sub, be subject to an Operating Agreement between the applicable Operating Sub and License Sub, which Operating Agreement is substantially in the form of EXHIBIT XII annexed hereto.

         H. ACQUISITION FCC CONSENT. The Acquisition FCC Consent with respect to the Acquired Stations shall have been obtained and shall have become a Final Order.

         I. PERMITTED ACQUISITION. Except to the extent previously delivered under subsection 4.2 on or before the Permitted Acquisition Closing Date, Company (or its appropriate Operating Sub) shall deliver to Agent an Officers' Certificate stating that (i) the Permitted Acquisition has been duly approved,
(ii) all action necessary by it to consummate the Permitted Acquisition has been taken (other than the payment of the purchase price and the conveyance of the appropriate assets) and (iii) each such party delivering such Officers' Certificate will proceed to consummate the Permitted Acquisition immediately upon the making of the Loans on the Permitted Acquisition Closing Date. The Permitted Acquisition shall become effective



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



in accordance with Permitted Acquisition Documents without any material variation therefrom, except as disclosed to Lenders and consented to in writing by Agent.

         J. ENVIRONMENTAL AUDIT. Except to the extent previously delivered under subsection 4.2, on or before the Permitted Acquisition Closing Date, Company shall have delivered copies of Phase I environmental assessment for each tower or antenna Facility and any other owned Facility subject to the Permitted Acquisitions, together with such other information, in form and substance satisfactory to Agent, concerning environmental matters that Agent may require.

         K. STATION ASSETS AND LIABILITIES. As of the Permitted Acquisition Closing Date, the assets of the Acquired Stations shall be free and clear of all Liens (other than Permitted Liens) and all assets and liabilities assumed by any Credit Party pursuant to the Permitted Acquisition Documents and the transactions contemplated thereby shall be acceptable to Agent.

         L. DELIVERY OF FINANCIAL CONDITION CERTIFICATE. On or before the making of the Loans on the Permitted Acquisition Closing Date, Company shall have delivered a Financial Condition Certificate, substantially in the form of
EXHIBIT XI annexed hereto with appropriate attachments demonstrating that, both immediately prior to and immediately after giving effect to the consummation of the Permitted Acquisition and the other transactions on the Permitted Acquisition Closing Date (including incurrence of the Obligations) each Credit Party is Solvent.

         M. SCHEDULES. Company shall have updated each of the Schedules to this Agreement and the other Loan Documents to the extent necessary to reflect changes resulting from the consummation of the Permitted Acquisition, in each case, in form and substance satisfactory to Agent, and Company shall have delivered to Agent an Officers' Certificate to which such updated Schedules shall be attached certifying that such Schedules are true, correct and accurate as of the Permitted Acquisition Closing Date.

         N. OFFICERS CERTIFICATE. As of the Permitted Acquisition Closing Date,
(i) since the date of the most recent audited financial statement delivered pursuant to subsection 6.1(iii), no event or change shall have occurred that has caused or evidences, either in any case or in the aggregate (y) a Material Adverse Effect or (z) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Station subject to the Permitted Acquisition, (ii) no event which would constitute an Event of Default or Potential Event of Default (after giving effect to the consummation of the Permitted Acquisition Closing Date transactions) shall have occurred and be continuing, (iii) the representations and warranties in Section 5 hereof shall be true, correct and complete in all material respects on and as of the Permitted Acquisition Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such date, (iv) no litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loans hereunder or the transactions contemplated hereby and (v) each Credit Party shall have delivered to Agent an Officers' Certificate to such effect, in form and substance satisfactory to Agent.



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




         O. DELIVERY OF COMPLIANCE CERTIFICATES. Company shall have delivered to Agent a Compliance Certificate, substantially in the form of EXHIBIT VI annexed hereto, dated as of the Permitted Acquisition Closing Date and calculated to give effect to the funding of Revolving Loans under this Agreement on the Permitted Acquisition Closing Date, demonstrating compliance with the covenants set forth in this Agreement as of the Permitted Acquisition Closing Date.

         P. DELIVERY OF PERMITTED ACQUISITION AGREEMENT OPINIONS OF COUNSEL. On or before the Permitted Acquisition Closing Date, Lenders and their counsel shall have received originally executed copies of the favorable written opinions of each of the counsel referred to in the Permitted Acquisition Documents, in form and substance satisfactory to Agent and its counsel, dated as of the Permitted Acquisition Closing Date, as to the matters specified in such documents, and Company shall use its best efforts to have each such opinion of counsel (other than the opinion of Seller's counsel with respect to the Faircom Acquisition) state that Lenders are entitled to rely thereon.

         Q. OPINIONS OF CREDIT PARTIES' COUNSEL. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions, dated as of the Permitted Acquisition Closing Date, of (i) counsel for the Credit Parties reasonably satisfactory to Agent and its counsel, in form and substance reasonably satisfactory to Agent and its counsel and setting forth substantially the matters in the opinions designated in
EXHIBIT VII-A annexed hereto and, as to such other matters as Agent may reasonably request, (ii) Latham & Watkins, counsel for the Credit Parties as to the communications matters set forth in EXHIBIT VII-D annexed hereto (other than those communications matters previously opined to in the opinion of Latham & Watkins delivered pursuant to subsection 4.1F(ii)) and as to such other matters as Agent may reasonably request, and (iii) special counsel for the Credit Parties affected by the Permitted Acquisition qualified in each jurisdiction (other than the jurisdictions covered in the opinion delivered pursuant to clause (i) above in which any such Credit Party is incorporated or where Security Documents for such Credit Parties are being filed or recorded, setting forth substantially the matters in the opinions designated in EXHIBIT VII-C annexed hereto with respect to such Credit Parties and Security Documents and as to such other matters as Agent may reasonably request, all in form and substance satisfactory to Agent and its counsel.

         R. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by the Permitted Acquisition and all documents incidental thereto not previously found acceptable by Agent and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and its counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

4.4      CONDITIONS TO ALL LOANS.

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:




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



         A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief financial officer or treasurer of Company on behalf of Company in a writing delivered to Agent.

         B.       As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any of its Subsidiaries or any property of such Credit Party or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.




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



4.5      CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder is subject to the following conditions precedent:

         A. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief financial officer of Company on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.1A shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Revolving Loan and the date of issuance of such Letter of Credit were a Funding Date.


                                   SECTION 5.
                    COMPANY'S REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Credit Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. The Credit Parties are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13 and are conducting their business in accordance with the provisions of subsection 7.13. The Credit Parties hold all licenses (including, without limitation, FCC Licenses), permits, franchises, certificates of authority, or any waivers of the foregoing that are necessary to permit them to conduct their respective



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businesses as now conducted and to hold and operate their respective properties. All such licenses, permits, franchises, certificates of authority, and waivers are valid and in full force and effect.

         D. SUBSIDIARIES. All of the Subsidiaries of Company as of the date of this Agreement are identified in SCHEDULE 5.1D annexed hereto, as said SCHEDULE 5.1D may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The capital stock of each Subsidiary of Company identified in SCHEDULE 5.1D annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each Subsidiary of Company identified in SCHEDULE 5.1D annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. SCHEDULE 5.1D annexed hereto (as so supplemented) correctly sets forth, as of the Closing Date (and as of the date said SCHEDULE 5.1D is so supplemented), the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

         E. FCC AND STATION MATTERS. Upon and following consummation of each Acquisition, each of the following representations and warranties will be true, correct and complete:

                  (i) SCHEDULE 5.1E annexed hereto correctly describes each of the radio broadcast stations owned by any Credit Party.

                  (ii) SCHEDULE 5.1E correctly sets forth all of the FCC Licenses (other than auxiliary service licenses) held by each Credit Party and its Subsidiaries and correctly sets forth the termination date, if any, of each such FCC License. Each FCC License was duly and validly issued by the FCC pursuant to procedures which comply with all requirements of applicable law and no Credit Party has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of such Credit Party, is likely to lead to the revocation of any FCC License. The Credit Parties have the right to use all FCC Licenses required in the ordinary course of business for the Stations. Each such FCC License is in full force and effect and the Credit Parties are in substantial compliance therewith with no known conflict with the valid rights of others which could have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation, termination, modification or restriction of any such FCC License or other right which could have a Material Adverse Effect. Each such FCC License is held by the License Sub of the Operating Sub directly operating the Station with respect to which such FCC License was issued. No Credit Party has any reason to believe (other than in connection



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



         with there being no legal assurance thereof) that the FCC Licenses listed on Schedule 5.1E will not be renewed in the ordinary course.

                  (iii) Each Credit Party has duly filed in a timely manner all filings which are required to be filed by such Credit Party under the Communications Act and is in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the broadcast of radio signals.

                  (iv) None of the Facilities (including without limitation, the transmitter and tower sites owned or used by any Credit Party) violate in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations and each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the Facilities or the uses thereof.

                  (v) SCHEDULE 5.1E(V) annexed hereto correctly sets forth each of the LMAs for Company or any of its Subsidiaries and sets forth the termination date, if any, of each such agreement and the amounts payable or receivable thereunder. Each such LMA is in full force and effect, in compliance with the Communications Act, and Company and its Subsidiaries are in substantial compliance with such LMA to the extent each is a party thereto. Other than as contemplated in connection with the exercise by Company or of any of its Subsidiaries of any option to acquire any radio station which is the subject of such LMA, no event has occurred which permits, or after notice or lapse of time would permit, the early termination of any such LMA, and neither Company nor any of its Subsidiaries has knowledge of any fact or circumstance which is likely to result in the non-renewal of any LMA.

         F. REAL PROPERTY. No Credit Party owns any interest in real property other than the real property identified in SCHEDULE 5.1F annexed hereto.

         G. COLLATERAL MATTERS. Other than as may be supplemented by written notices delivered to Agent pursuant to the Pledge and Security Agreement:

                  (i) the chief executive office and principal place of business of each Credit Party is as set forth in Part One of SCHEDULE 5.1G annexed hereto;

                  (ii) the office where each Credit Party keeps its records concerning Accounts (as defined in the Pledge and Security Agreement) and all originals of all chattel paper which evidence any Accounts are located at the addresses specified for such Credit Party in Part Two of SCHEDULE 5.1G annexed hereto;

                  (iii) the location where each Credit Party keeps any Inventory (as defined in the Pledge and Security Agreement) is at the address specified for such Credit Party in Part Three of SCHEDULE 5.1G annexed hereto;



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




                  (iv) other than as set forth in Part Four of SCHEDULE 5.1G annexed hereto, no Credit Party does any business under any fictitious business names or tradenames or has done business under any fictitious business names or tradenames during the five years preceding the Closing Date.

         H. PERSONAL PROPERTY LIENS. Upon the filing of Uniform Commercial Code financing statements naming each Credit Party as "debtor", naming Agent as "secured party" and describing the Collateral (as defined in the Pledge and Security Agreement) in the filing offices set forth in Part Five of SCHEDULE 5.1G annexed hereto, the security interests in such Collateral granted to Agent for the benefit of Lenders will, to the extent a security interest in such Collateral may be perfected by filing Uniform Commercial Code financing statements, constitute valid and perfected security interests therein prior to all other Liens (other than Permitted Liens) to the extent contemplated by the Security Documents. The Pledged Collateral (as defined in the Pledge and Security Agreement) has been duly and validly pledged to Agent on behalf of Lenders pursuant to the Pledge and Security Agreement and the Pledge and Security Agreement creates in favor of Agent on behalf of Lenders a valid, perfected First Priority security interest in the Pledged Collateral as security for the Secured Obligations (as such term is defined in the Pledge and Security Agreement), subject to no equal or prior security interest, to the extent contemplated by the Security Documents.

5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION. The execution, delivery and performance of the Loan Documents and the Related Documents have been duly authorized by all necessary corporate action on the part of each Credit Party a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents to which such Credit Party is a party, and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party, the Certificate or Articles of Incorporation or Bylaws of any Credit Party or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Loan Documents in favor of Agent on behalf and for the ratable benefit of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents to which it is party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body including, without limitation, the FCC, EXCEPT for filings required in connection with the perfection of the security interests or the exercise of the rights granted pursuant to the Security Documents and filings required with the FCC in connection with the Acquisitions contemplated by the Permitted Acquisition Documents.

         D. BINDING OBLIGATION. Each of the Loan Documents and the Related Documents has been duly executed and delivered by each Credit Party a party thereto and is the legally valid and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3      FINANCIAL CONDITION.

         Company has heretofore delivered to Lenders, at Lenders' request, the financial statements described in subsection 4.2E. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. Company and its Subsidiaries do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

         Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth on SCHEDULE 5.4, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5      TITLE TO PROPERTIES; LIENS.

         The Credit Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course



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of business or as otherwise permitted under subsection 7.7. Except for
Permitted Liens, all such properties and assets are free and clear of Liens.

5.6      LITIGATION; ADVERSE FACTS.

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Credit Party) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including, without limitation, the FCC, pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or any property of any Credit Party that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Credit Party is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3 or as set forth in
SCHEDULE 5.7 annexed hereto, all tax returns and reports of each Credit Party required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon each Credit Party and upon its properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Credit Party knows of any proposed tax assessment against any Credit Party or any of its Subsidiaries which is not being actively contested by such Credit Party or Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

         A. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. No Credit Party is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.




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5.9      GOVERNMENTAL REGULATION.

         No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

         A. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of a Credit Party alone or of a Credit Party together with its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

5.11     EMPLOYEE BENEFIT PLANS.

         A. Each Credit Party and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

         B. No ERISA Event has occurred or is reasonably expected to occur.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Credit Party or any of its ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $100,000.

5.12     CERTAIN FEES.

         Except as set forth in SCHEDULE 5.12, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been



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incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     ENVIRONMENTAL PROTECTION.

         Except as set forth in SCHEDULE 5.13 annexed hereto:

                  (i) the operations of each Credit Party (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                  (ii) each Credit Party has obtained all Governmental Authorizations under Environmental Laws necessary to its operations, and all such Governmental Authorizations are in good standing, and each Credit Party is in compliance with all material terms and conditions of such Governmental Authorizations;

                  (iii) no Credit Party has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.
         9604) or comparable state laws, and, to the best of each Credit Party's knowledge, none of the operations of any Credit Party is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

                  (iv) none of the operations of any Credit Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (v) no Credit Party nor any of its Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

                  (vi) no Credit Party has any contingent liability in connection with any Release of any Hazardous Materials by such Credit Party or any of its Subsidiaries;

                  (vii) no Credit Party nor, to the best knowledge of each Credit Party, any predecessor of such Credit Party or its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of any Credit Party's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;




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                  (viii) no Hazardous Materials exist on, under or about any
         Facility in a manner that has a reasonably possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and no Credit Party has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                  (ix) no Credit Party nor, to the best knowledge of each Credit Party, any of its predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                  (x) no underground storage tanks or surface impoundments are on or at any Facility; and

                  (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

5.14     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving any Credit Party that could reasonably be expected to have a Material Adverse Effect.

5.15     SOLVENCY.

         Each Credit Party is and, upon the incurrence of any Obligations by such Credit Party on any date on which this representation is made, will be, Solvent.

5.16     INSURANCE

         Each Credit Party maintains, with, to its knowledge, financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as SCHEDULE 5.16 hereto is a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for the Credit Parties.

5.17     INTELLECTUAL PROPERTY

         A. The Credit Parties own, or are licensed to use, the Intellectual Property and have taken all actions as is customary in the ordinary course of business to protect such Intellectual Property.

         B. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such



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Intellectual Property. To each Credit Party's knowledge, the use of such
Intellectual Property by such Credit Party does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Credit Party that are material to such Credit Party. The consummation of the transactions contemplated by this Agreement will not impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Credit Party.

5.18     DISCLOSURE.

         No representation or warranty of any Credit Party contained in any Loan Document or Related Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of such Credit Party or its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to such Credit Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Credit Party to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


                                   SECTION 6.
                        COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each other Credit Party to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and Lenders:

                  (i) MONTHLY FINANCIALS: as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, copies of the monthly sales



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         reports and cash flow for such month of each Station as furnished to
         Company by each Station.

                  (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iii) YEAR-END FINANCIALS: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Coopers & Lybrand or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;




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                  (iv) OFFICERS' AND COMPLIANCE CERTIFICATES: together with
         each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) beginning with the earlier of (x) the Closing Date and (y) the fiscal period ending March 31, 1998, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
         Section 7;

                  (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision
         (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection
         6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c)



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         stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
         (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (c) copies of all material information required to be filed by Company or any of its Subsidiaries with the FCC and (d) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (ix) EVENTS OF DEFAULT, ETC.: promptly upon any officer of any Credit Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action such Credit Party has taken, is taking and proposes to take with respect thereto;




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                  (x) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any officer of any Credit Party obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Credit Party or any property of any Credit Party (collectively, "PROCEEDINGS") not previously disclosed in writing by the Credit Parties to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1) if adversely determined, has a reasonable
                  possibility of giving rise to a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise prevent the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other non-privileged information as may be reasonably available to the Credit Parties to enable Lenders and their counsel to evaluate such matters; and (b) within forty-five days after the end of each Fiscal Quarter of Company, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, any Credit Party equal to or greater than $100,000, and promptly after request by Agent such other non-privileged information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Credit Parties or any of their ERISA Affiliates have taken, are taking or propose to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii) ERISA NOTICES: with reasonable promptness, copies of
         (a) each SCHEDULE B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan;
         (b) all notices received by any Credit Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                  (xiii) FINANCIAL PLANS: as soon as practicable and in any event no later than 30 days following the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year including without limitation (a) a forecasted consolidated balance sheet and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) the amount of



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         forecasted unallocated Overhead for each such Fiscal Year, and (c)
         such other information and projections as any Lender may reasonably request;

                  (xiv) INSURANCE: as soon as practicable and in any event within 120 days after the end of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) ENVIRONMENTAL AUDITS AND REPORTS: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect;

                  (xvi) BOARD OF DIRECTORS: with reasonable promptness, written notice of any change in the Board of Directors of Company or any of its Subsidiaries;

                  (xvii) NEW SUBSIDIARY: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in SCHEDULE 5.1D annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1D annexed hereto for all purposes of this Agreement;

                  (xviii) BROADCASTING RATINGS: upon the request of Agent, all copies of subscribed Arbitron rating books (winter, fall, spring, summer) with respect to the Stations, in a form agreed upon by the Credit Parties and Agent;

                  (xix) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to any Credit Party or any of its Affiliates as from time to time may be reasonably requested by any Lender.

6.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 7.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times (a) preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business and (b) comply with all material provisions of all franchises and licenses, all FCC Licenses, material agreements and leases to which it is a party, and shall suffer no loss or forfeiture thereof or thereunder.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Each Credit Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets



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or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         B. No Credit Party will file or consent to the filing of any consolidated income tax return with any Person (other than the other Credit Parties).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE.

         Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Credit Party and its Subsidiaries (including, without limitation, Intellectual Property ) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall name Agent as the loss payee and/or additional insured thereunder, for the ratable benefit of Lenders, and shall provide for at least 30 days prior written notice to Agent of any material modification or cancellation of such policy.

6.5      INSPECTION; LENDER MEETING.

         Subject to subsection 10.19, each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of such Credit Party or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Credit Party may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, each Credit Party will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at such Credit Party's corporate offices (or such other location as may be agreed to by such Credit Party and Agent) at such time as may be agreed to by such Credit Party and Agent.




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6.6      COMPLIANCE WITH LAWS, ETC.

         Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

6.7      ENVIRONMENTAL DISCLOSURE AND INSPECTION.

         A. Each Credit Party shall, and shall cause each of its Subsidiaries to, exercise all reasonable due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

         B. Each Credit Party agrees that Agent may, from time to time and in its sole and absolute discretion, retain an independent professional consultant to review any report relating to Hazardous Materials prepared by or for such Credit Party and to conduct its own investigation of any Facility currently owned, leased, operated or used by such Credit Party or any of its Subsidiaries, and each Credit Party agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by such Credit Party or any of its Subsidiaries. Each Credit Party agrees to pay all reasonable fees, costs, expenses incurred by Agent's professional consultant hereunder (i) after the occurrence and during the continuation of an Event of Default or Potential Event of Default, (ii) in connection with Agent and Lender's exercise of its remedies hereunder or under any of the other Loan Documents, or (iii) in the event that Agent in its reasonable discretion determines that there exists a material risk of an Environmental Claim which could result in a Material Adverse Effect. Each Credit Party hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by such Credit Party or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by such Credit Party and Agent, upon reasonable advanced notice and during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Each Credit Party and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to such Credit Party with the understanding that such Credit Party acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to such Credit Party's use of or reliance on such report,
(ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to such Credit Party, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         C. Each Credit Party shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by such Credit Party or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) such Credit Party's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether such Credit Party or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

         D. Each Credit Party shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by such Credit Party or any of its Subsidiaries that could reasonably be expected to expose such Credit Party or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by such Credit Party or any of its Subsidiaries and (ii) any proposed action to be taken by such Credit Party or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject such Credit Party or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

         E. Each Credit Party shall, at its own expense, provide copies of such documents or information in such Credit Party's possession or obtainable at a reasonable cost as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8      COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

         Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations, except when, and only to the extent that, such Credit Party's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by such Credit Party. In the event any Credit Party or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, such Credit Party or such Subsidiary shall conduct and complete such remedial action in substantial compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities.

6.9      INTEREST RATE PROTECTION.

         So long as the Consolidated Total Debt Ratio is greater than 4.00:1.00, at all times after the date which is 60 days after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, in an aggregate notional principal amount at any time of not less than an amount equal to 50% of the then outstanding principal balance of the Loans, which Interest Rate Agreements shall have the effect of establishing a maximum interest rate satisfactory to Agent with respect to such notional principal amount, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Agent and with a term of not less than two years.

6.10     COMPLIANCE WITH RELATED DOCUMENTS.

         Each Credit Party shall comply at all times with each of the covenants under the Related Documents to which such Credit Party is a party. Material waivers from compliance by such Credit Party or any other Person with the obligations specified in such Related Documents shall not be effective as waivers hereunder unless consented to in writing by Requisite Lenders.

6.11     TRANSFER OF FCC LICENSES TO LICENSE SUBS.

         On or before the thirtieth (30th) day following the Closing Date or the date of consummation of any Permitted Acquisition, as applicable, Company shall have transferred or shall have caused to be transferred all of the FCC Licenses held or acquired on or prior to such date by Company or any Operating Sub of Company to the respective License Sub pursuant to an appropriate Transfer FCC Consent which shall be a Final Order, and such FCC Licenses shall be subject to an Operating Agreement substantially in the form of EXHIBIT XII annexed hereto, and Company, each Operating Sub and each License Sub shall have delivered to Agent all documents and instruments evidencing such assignment and transfer and an opinion of counsel, satisfactory in form and substance to Agent, with respect to such transfer and FCC Licenses substantially in the form of the corresponding opinion of counsel delivered on the Closing Date.

6.12 SALE OF THE SAN DIEGO STATION, THE LEXINGTON STATION AND THE CHARLESTON STATIONS.

         In the event that any of the San Diego Station, the Lexington Station or the Charleston Stations are still owned or operated by a Credit Party on the date which is the one year anniversary of the Closing Date, Company and its subsidiaries shall deliver, or cause to be delivered, (i) each of the documents set forth in subsection 4.2B and satisfy each of the conditions set forth in subsection 4.2B with respect to the real property assets related thereto and
(ii) copies of the Phase I environmental assessments for each tower or antenna Facility and any other owned Facility related to such Station or Stations, together with such other information, in form and substance satisfactory to Agent, concerning environmental matters that Agent may require, in each case as if such one year anniversary date were the Closing Date.

                                   SECTION 7.
                          COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each other Credit Party to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) The Credit Parties may become and remain liable with respect to the Obligations;

                  (ii) Company and the Operating Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Company and the Operating Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases;

                  (iv) Company and the Operating Subsidiaries may become and remain liable with respect to secured purchase money Indebtedness and other unsecured Indebtedness (in addition to other Indebtedness specifically permitted under this subsection 7.1) in an aggregate amount not to exceed $1,000,000 at any time (provided that with respect to any purchase money Indebtedness, such Indebtedness shall be secured only by the assets purchased with the proceeds thereof and, except as otherwise set forth in SCHEDULE 7.1 annexed hereto, at least 80% of the purchase price of such assets was provided by the proceeds of such purchase money Indebtedness);

                  (v) The Subsidiaries of Company may become and remain liable with respect to Indebtedness to Company and Company may become and remain liable with respect to Indebtedness to a Subsidiary of Company; PROVIDED that all such intercompany Indebtedness shall be subordinated in right of payment to the cash payment in full of the Obligations and any payment by any Subsidiary of Company under the Subsidiary Guaranty shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company;

                  (vi) Company, Regent of San Diego and San Diego License Sub may become and remain liable with respect to the Jacor Note to the extent they are parties thereto as of the Closing Date;

                  (vii) Company, Regent of Charleston and Charleston License Sub may become and remain liable with respect to the Charleston Notes to the extent they are parties thereto as of the Closing Date; and

                  (viii) Company, Regent of Lexington and Lexington License Sub may become and remain liable with respect to the HMH Note to the extent they are parties thereto as of the Closing Date.

7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except for the following:

                  (i) Permitted Encumbrances;

                  (ii) Liens granted pursuant to the Security Documents;

                  (iii) purchase money Liens securing purchase money Indebtedness permitted pursuant to subsection 7.1(iv); PROVIDED that
         (a) the purchase of the asset subject to such Lien is permitted under the terms of subsection 7.7 and (b) such Liens encumber only the asset so purchased;

                  (iv) Liens securing Capital Leases permitted under subsections 7.8;

                  (v) Liens upon only the assets and capital stock of Regent of San Diego and San Diego License Sub acquired pursuant to the Jacor Note Documents;

                  (vi) Liens upon only the assets and/or capital stock of Company, Regent of Charleston and Charleston License Sub acquired pursuant to the Charleston Note Documents; and

                  (vii) Liens upon only the assets and capital stock of Regent of Lexington and Lexington License Sub acquired pursuant to the HMH Note Documents.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any Lien other than a Permitted Lien.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither any Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO CREDIT PARTIES OR OTHER SUBSIDIARIES. Except as provided herein, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Credit Party or any other Subsidiary of such Credit Party,
(ii) repay or prepay any Indebtedness owed by such Subsidiary to such Credit Party or any other Subsidiary of such Credit Party, (iii) make loans or advances to such Credit Party or any other Subsidiary of such Credit Party, or
(iv) transfer any of its property or assets to such Credit Party or any other Subsidiary of such Credit Party.

7.3      INVESTMENTS; JOINT VENTURES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) The Credit Parties and their respective Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) The Credit Parties and their respective Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any of their respective Subsidiaries;

                  (iii) The Credit Parties and their respective Subsidiaries may make inter-company loans to the extent permitted under subsection 7.1(v);

                  (iv) The Credit Parties and their respective Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                  (v) The Credit Parties and their respective Subsidiaries may make Acquisitions; and

                  (vi) The Credit Parties and their respective Subsidiaries may make and own the Investments set forth in SCHEDULE 7.3.

7.4      CONTINGENT OBLIGATIONS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) The Credit Parties and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations incurred pursuant to the Loan Documents or the Related Documents;

                  (ii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements required under subsection 6.9;

                  (iii) Contingent Obligations with respect to transactions permitted pursuant to subsection 7.7 (including, without limitation, the escrow deposits made in connection with the Acquisition);

                  (iv) Other Contingent Obligations of the Credit Parties existing as of the Closing Date as set forth in SCHEDULE 7.4; and

                  (v) Other Contingent Obligations of the Credit Parties in an aggregate amount not to exceed $100,000 outstanding at any time.

7.5      RESTRICTED JUNIOR PAYMENTS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that (i) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and (ii) the Consolidated Total Debt Ratio is less than 4.50:1.00 (on both an historical and pro forma basis using assumptions reasonably acceptable to Agent) at the time of such payment, Company may pay annual Cash dividends on Company Preferred Stock in an annual aggregate amount not to exceed 50% of the Consolidated Excess Cash Flow for the twelve month period ending December 31 of the previous year; PROVIDED FURTHER that as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Company may redeem up to $2,500,000 plus accrued unpaid dividends of the Company's outstanding Series C Convertible Preferred Stock, with the proceeds ("REFINANCING PROCEEDS") of the issuance of additional Company Common Stock or additional Company Preferred Stock.

7.6      FINANCIAL COVENANTS.

         A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Operating Cash Flow to (ii) Consolidated Interest Expense for any four consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter of Company (X) during the period from and including the Closing Date to and including September 30, 1998 to be less than 1.75:1.00, and (Y) thereafter to be less than 2.00:1.00; PROVIDED that for purposes of calculating compliance with this covenant, during the period from the Closing Date to the end of the first anniversary following the Closing Date, the amount of Consolidated Interest Expense included in such calculation shall be annualized on the basis of the number of post-Closing Date calendar days completed at such time.

         B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Operating Cash Flow to (ii) Consolidated Fixed Charges for any four consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter of Company to be less than 1.10:1.00; PROVIDED that for purposes of calculating compliance with this covenant, during the period from the Closing Date to the end of the first anniversary following the Closing Date, the amount of Consolidated Fixed Charges included in such calculation shall be annualized on the basis of the number of post-Closing Date calendar days completed at such time.

         C. MAXIMUM CONSOLIDATED TOTAL DEBT RATIO. Company shall not permit the ratio of (i) Consolidated Total Debt to (ii) Adjusted Consolidated Operating Cash Flow for any four- Fiscal Quarter period ending as of the last day of any Fiscal Quarter of Company occurring during any of the fiscal years set forth below to exceed the correlative ratio indicated:

====================================================================
                                                   MAXIMUM
         FISCAL YEAR                           LEVERAGE RATIO
--------------------------------------------------------------------
Closing Date - March 31, 1998                     6.00:1.00
--------------------------------------------------------------------
April 1, 1998 - June 30, 1998                     5.50:1.00
--------------------------------------------------------------------
July 1, 1998 - September 30, 1998                 5.25:1.00
--------------------------------------------------------------------
October 1, 1998 - March 31, 1999                  5.00:1.00
--------------------------------------------------------------------
January 1, 1999 - September 30, 1999              4.75:1.00
--------------------------------------------------------------------
October 1, 1999 - March 31, 2000                  4.50:1.00
--------------------------------------------------------------------
April 1, 2000 - September 30, 2000                4.00:1.00
--------------------------------------------------------------------
October 1, 2000 and thereafter                    3.50:1.00
====================================================================

7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, alter the corporate, capital or legal structure of the Credit Parties or any of their respective Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired (other than sales including the sale, transfer, replacement or other disposition of equipment and inventory, in each case, in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person or enter into any LMA except:

                  (i) Capital Expenditures permitted pursuant to subsection
         7.8;

                  (ii) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, or would result therefrom, Company and its Subsidiaries may consummate the Charleston Acquisition, the Faircom Acquisition and the Park Lane Acquisition and other acquisitions of radio broadcasting stations (each, a "PERMITTED ACQUISITION") may enter into or continue LMA's for radio broadcasting stations; PROVIDED that, in the case of a Permitted Acquisition, each of the conditions set forth in subsection 4.3 have been satisfied; PROVIDED FURTHER that, in the case of an LMA each of the following conditions shall be satisfied:

                           (a) there shall be no obligation on the part of
                  Company or any of its Subsidiaries to acquire any Station or assets other than in accordance with this Agreement and, without limiting the foregoing, the terms and conditions of such LMA shall be in form and substance satisfactory to Requisite Lenders;

                            (b) such LMA shall only be entered into in by
                  Company or its Subsidiaries as a lessee with respect to radio broadcasting stations Company or its Subsidiaries would otherwise be permitted to acquire in accordance with this subsection 7.7(ii);

                           (c) Company and its Subsidiaries' rights, title and
                  interest in and to such LMA shall be subject to a First Priority Lien in favor of Agent on behalf of Lenders; and

                           (d) Company shall have delivered to Agent a
                  Compliance Certificate, substantially in the form of EXHIBIT VI annexed hereto, dated as of the date Company or its Subsidiaries enter into such LMA and calculated to give effect to the funding of Revolving Loans under this Agreement after giving effect to such LMA, demonstrating compliance with the covenants set forth in this Agreement after giving effect to such LMA.

                  (iii) Subject to the prepayment requirements of subsection 2.4B(iii) and as long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom, Company and its Subsidiaries may sell the San Diego Station, the Lexington Station and/or the Charleston Stations for a cash purchase price equal to at least the fair market value of such Stations; and

                  (iv) Subject to subsection 7.11 and the prepayment requirements of subsection 2.4B(iii), Company may issue additional common stock and Company Preferred Stock so long as such additional common stock and Company Preferred Stock have the same, or substantially the same, attributes and provisions as such capital stock as of the Closing Date; PROVIDED that Company may issue additional common stock and Company Preferred Stock with different attributes and provisions upon the prior written consent of Requisite Lenders.

7.8      CONSOLIDATED CAPITAL EXPENDITURES.

         The Credit Parties shall not, and shall not permit their respective Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount in excess of $1,500,000.

7.9      SALES AND LEASE-BACKS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Credit Parties or any of their respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Credit Parties or any of their respective Subsidiaries) or (ii) which Credit Parties or any of the respective Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Credit Parties or any of their respective Subsidiaries to any Person (other than the Credit Parties or any of their respective Subsidiaries) in connection with such lease.

7.10     SALE OR DISCOUNT OF RECEIVABLES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.11     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of any Credit Party or with any Affiliates of any Credit Party or of any such holder, on terms that are less favorable to such Credit Party or such Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restrictions shall not apply to (i) any transactions between the Company and any of its wholly-owned Subsidiaries or between any such Subsidiary and any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Boards of Directors of the Credit Parties and their respective Subsidiaries.

7.12     DISPOSAL OF SUBSIDIARY STOCK.

         The Credit Parties shall not, except as specifically permitted under subsection 7.7 or subsection 7.2:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of their respective Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any of their respective Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of the Credit Parties' respective Subsidiaries (including such Subsidiary), except with respect to the Sellers Notes or to Agent pursuant to the terms of the Security Documents, the Credit Parties, another Subsidiary of any Credit Party, or to qualify directors if required by applicable law.

7.13     CONDUCT OF BUSINESS

         From and after the Closing Date, no Credit Party will engage in any business other than (i) the business engaged in by such Credit Party on the Closing Date, and similar or related businesses, (ii) subject to subsection 7.7, each Credit Party may, from time to time, enter into and perform its obligations under LMA's, and (iii) such other lines of business as may be consented to by Agent and Requisite Lenders; PROVIDED that, notwithstanding anything to the contrary in this Agreement, including, without limitation, any references to "Subsidiaries", no Credit Party shall operate, or hold any interest in, any radio broadcast station other than the ownership and operation of the Stations by the Operating Subs and ownership of the FCC Licenses for the Stations by the applicable License Sub (including Stations acquired pursuant to Permitted Acquisitions) and the operation by Operating Subs of radio broadcast stations in accordance with the preceding clause (ii); PROVIDED FURTHER that each License Sub shall not engage in any business or incur any liabilities other than the ownership of its FCC Licenses and the execution, delivery and performance of the Loan Documents and Related Documents to which it is a party and activities incidental to the foregoing.

7.14     AMENDMENTS OR WAIVERS OF RELATED DOCUMENTS AND CHARTER DOCUMENTS

         A. NO AMENDMENT OR WAIVER OF RELATED DOCUMENTS. Without obtaining the written consent of Requisite Lenders, no Credit Party will agree to any amendment to, or waive any of its rights under, (i) any of the Sellers Note Documents or (ii) any of the other Related Documents (other than non-material amendments or waivers of such other Related Documents which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Credit Party, Agent or any Lender).

         B. CHARTER DOCUMENTS. No Credit Party will agree to any material amendment to, or waive any of its material rights under, its certificates or articles of incorporation, bylaws or other documents relating to its capital stock (other than non-material amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Credit Party, Agent or any Lender) without, in each case, obtaining the written consent of Requisite Lenders to such amendment or waiver.

7.15     FISCAL YEAR

         No Credit Party shall change its fiscal year-end from December 31 without the consent of Requisite Lenders.

7.16     OVERHEAD.

         Company may make payments of Overhead in an aggregate amount for each such fiscal year not to exceed the correlative amount indicated below:


================================================================
                                             AGGREGATE
          FISCAL YEAR                        OVERHEAD
----------------------------------------------------------------
              1997                          $1,200,000
----------------------------------------------------------------
              1998                          $1,260,000
----------------------------------------------------------------
              1999                          $1,323,000
----------------------------------------------------------------
              2000                          $1,389,150
----------------------------------------------------------------
              2001                          $1,458,608
----------------------------------------------------------------
              2002                          $1,531,538
----------------------------------------------------------------
              2003                          $1,608,115
----------------------------------------------------------------
              2004                          $1,688,521
================================================================


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                                   SECTION 8.
                               EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Company to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay or any fee or any other amount due under this Agreement within two Business Days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of any Credit Party to pay when due (including any applicable grace period) (a) any principal of or interest on the Sellers Notes or any other Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $100,000 or more or any items of Indebtedness with an aggregate principal amount of $100,000 or more or (b) any Contingent Obligation in an individual principal amount of $100,000 or more or any Contingent Obligations with an aggregate principal amount of $100,000 or more, in each case beyond the end of any grace period provided therefor; or
(ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) the Sellers Notes or any evidence of any other Indebtedness in an individual principal amount of $100,000 or more or any items of Indebtedness with an aggregate principal amount of $100,000 or more or any Contingent Obligation in an individual principal amount of $100,000 or more or any Contingent Obligations with an aggregate principal amount of $100,000 or more or (b) any of the Sellers Note Documents or any loan agreement, mortgage, indenture or other agreement relating to such other Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, the Sellers Notes or such other Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      BREACH OF CERTAIN COVENANTS.

         Failure of Company to perform or comply with any term or condition contained in subsection 2.5, 6.2 or Section 7 of this Agreement; or

8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by any Credit Party or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time



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given by such Credit Party or any of its respective Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Credit Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company shall have obtained knowledge of such default or (ii) receipt by Company of notice from Agent or any Lender of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Credit Party, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) Any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make any assignment for the benefit of creditors; or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or




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8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $100,000 or (ii) in the aggregate at any time an amount in excess of $100,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its ERISA Affiliates in excess of $100,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $100,000; or

8.11     CHANGE IN CONTROL.

         There shall occur any Change of Control; or

8.12     FAILURE OF SECURITY OR GUARANTY

         The Subsidiary Guaranty or any Security Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof or the satisfaction in full of all Obligations) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or the Agent shall not have or cease to have a valid and perfected First Priority security interest in the Collateral (subject to Permitted Liens) to the extent contemplated by the Security Documents; or

8.13     FCC LICENSES

         Any FCC License (other than auxiliary service licenses) relating to a Station shall be canceled, terminated, modified in any material adverse respect, renewed on terms that materially and adversely affect the economic or commercial value thereof, or finally denied renewal for any reason; or



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8.14     ACQUISITION FCC CONSENT

         Any Credit Party shall fail to comply with any Acquisition FCC Consent or Transfer FCC Consent, or any Acquisition FCC Consent or Transfer FCC Consent shall be rescinded, shall no longer be in full force and effect, or the effectiveness thereof shall have been stayed by judicial proceedings; or

8.15     MATERIAL ADVERSE EFFECT

         Any event or changes shall occur that has caused or evidences either in any case or in the aggregate, a Material Adverse Effect;

8.16     FAIRCOM AND PARK LANE ACQUISITIONS

         The Faircom Acquisition and the Park Lane Acquisition shall not have been consummated on or before March 31, 1998, or any of the Faircom Acquisition Documents or the Park Lane Acquisition Documents shall have been terminated at any time for any reason (other than the consummation of such acquisition); or

8.17     LETTERS OF CREDIT

         Any Letter of Credit issued during the period from the Effective Date to the Closing Date is not cash collateralized for any reason other than the cancellation or termination of such Letter of Credit;

THEN (i) upon the occurrence of any Event of Default described in subsection
8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) (such amount to be held by Collateral Agent pursuant to the Collateral Account Agreement), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).




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         In addition, upon the occurrence of any Event of Default, Company shall promptly enter into, and comply with the provisions of, a collateral account agreement with such terms and conditions satisfactory to Agent in its sole discretion. Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of such collateral account agreement and shall be applied as therein provided.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   SECTION 9.
                           AGENT; DOCUMENTATION AGENT

9.1      APPOINTMENT.

         Bank of Montreal is hereby appointed Agent hereunder and General Electric Capital Corporation is hereby appointed Documentation Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent, Documentation Agent and Lenders and neither any Credit Party nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent and Documentation Agent shall act solely as an agent of Lenders, Agent and Documentation Agent do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party or any of its Subsidiaries.

9.2      POWERS; GENERAL IMMUNITY.

         A. DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and



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responsibilities that are expressly specified in this Agreement and the other
Loan Documents and it may perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Anything in this Agreement or the other Loan Documents to the contrary notwithstanding, Documentation Agent shall not have any duties or responsibilities hereunder or under any Loan Documents other than its duties and responsibilities as a Lender hereunder and thereunder.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent and Documentation Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent or Documentation Agent to Lenders or by or on behalf of any Credit Party to Agent or Documentation Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall Agent or Documentation Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent and Documentation Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the components amounts thereof.

         C. EXCULPATORY PROVISIONS. None of Agent, Documentation Agent or any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent or Documentation Agent under or in connection with any of the Loan Documents except to the extent caused by their own gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Credit Parties and their respective Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of



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Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

         D. AGENT AND DOCUMENTATION AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent or Documentation Agent in their individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent and Documentation Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent and Documentation Agent in their individual capacity. Agent, Documentation Agent and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Credit Parties and their respective Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties and their respective Subsidiaries. Agent and Documentation Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent and Documentation Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Company or another Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or



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disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR AGENT.

         Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6      SECURITY DOCUMENTS, ETC.

         A. SECURITY DOCUMENTS. Each Lender hereby further authorizes Agent to enter into the Security Documents as secured party, and to accept the Subsidiary Guaranty, in each case on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Security Documents and the Subsidiary Guaranty; PROVIDED that Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Security Documents or the Subsidiary Guaranty without the prior consent of Requisite Lenders; PROVIDED FURTHER, that anything in this Agreement or the other Loan Documents to the contrary notwithstanding:

                  (i) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

                  (ii) The Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (a) upon termination of the Commitments and payment in full of the Loans and all other Obligations payable under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or under the Security Documents; (c) constituting property in which any Credit Party owned no interest at the time the Lien was granted or at any time thereafter; (d) constituting property leased to any Credit Party under a



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         lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; (e) consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full; or (f) if otherwise approved, authorized or ratified in writing by Requisite Lenders, subject to subsection 10.6. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.6.

         B. LENDER ACTION. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under the Security Documents (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Security Documents may from time to time be invested) or enforce any remedy or make any demand pursuant to the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Security Documents and the Subsidiary Guaranty may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof.

9.7      APPOINTMENT OF SEPARATE AGENT.

         At any time or times deemed necessary or advisable by Agent or Requisite Lenders, including for purposes of complying with Section 310(b) of the Communications Act and for purposes of enforcing any right or remedy hereunder, Agent or Requisite Lenders may appoint one or more Persons to act as a separate agent or co-agent to the full extent permitted by law and in accordance with such instructions and directions as Agent or Requisite Lenders, as the case may be, may specify. All provisions of this Agreement which are for the benefit of the Agent shall extend to and apply to each separate agent or co-agent appointed pursuant to the foregoing provisions. The powers of any separate agent or co-agent shall not exceed those of the Agent hereunder.


                                  SECTION 10.
                                 MISCELLANEOUS

10.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

         A. GENERAL. Each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; and PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or



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participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent and with the consent of Company and Agent (which consent of Company and Agent shall not be unreasonably withheld and which consent, in any case, shall not be required at any time that an Event of Default has occurred and is continuing or if such assignment is necessary or advisable to comply with any applicable law or governmental regulation binding upon such Lender) or (b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participation therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and Agent and with the consent of Company and Agent (which consent of Company and Agent shall not be unreasonably withheld and which consent, in the case of Company, shall not be required at any time that an Event of Default has occurred and is continuing); PROVIDED that any such assignment in accordance with either clause (a) or (b) above shall effect a pro rata assignment of both the Revolving Loan Commitment and the Revolving Loan of the assigning Lender (including any corresponding interest in any Letter of Credit). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance, an assignment agreement, together with a processing fee of $2,500 (for which no Credit Party shall have any responsibility or liability) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such assignment agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, and acceptance, from and after the effective date specified in such assignment agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED



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         that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of EXHIBIT IV annexed hereto, with appropriate insertions, to reflect the new Commitments, as the case may be, of the assignee and the assigning Lender.

                  (ii) ACCEPTANCE BY AGENT. Upon its receipt of an assignment agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if such assignment agreement has been completed and is acceptable in form and substance to Agent, and if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such assignment agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment) and (b) give prompt notice thereof to Company. Agent shall maintain a copy of each assignment agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5,
(a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such



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Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning the Credit Parties and their respective Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the reasonable costs of furnishing all opinions by counsel for the Credit Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and all costs of the Credit Parties' performance of and compliance with all agreements and conditions on their respective parts to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by any Credit Party; (iv) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby (except that no Credit Party shall be required to pay financing fees or any other fees or expenses of any syndication member unless agreed upon separately by Company); and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any



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investigative, administrative or judicial proceeding commenced or threatened by any Person (including, without limitation, any Credit Party or Affiliate thereof), whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute as necessary up to the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.




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10.5     RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: (i) postpones the scheduled final maturity date of any of the Loans; changes in any manner the method for calculating "Pro Rata Share" or "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; releases any Lien granted in favor of Agent with respect to any material portion of the Collateral; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective, in each case, only if evidenced by a writing signed by or on behalf of all Lenders, and
(ii) increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; reduces the amount of, or postpones the date of, any scheduled or mandatory installment of principal of, or commitment reduction with respect to, any of the Loans; postpones the date on which any interest or any fees are payable with respect to any Loans; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder with respect to any Loans; increases the maximum duration of



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Interest Periods permitted hereunder with respect to any Loans; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; or changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit, shall be effective, in each case, only if evidenced by a writing signed by or on behalf of all Lenders holding the Loans or Letters of Credit (or having a Commitment with respect thereto) which are the subject of such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex if received by 5 p.m. (local time) on a Business Day (or if not received by such time on a Business Day, the telefacsimile or telex shall be deemed received on the next Business Day), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.



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10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn hereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

         Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that a Credit Party makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.




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10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.
         ----------------------------------------------------------

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    APPLICABLE LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return



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receipt requested, to Company at its address provided in subsection 10.8, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

10.18             WAIVER OF JURY TRIAL.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19             CONFIDENTIALITY.

         Each Lender shall hold all non-public information identified by Company as confidential obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and



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PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by the Credit Parties or any of their respective Subsidiaries.

10.20    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon (i) the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof and (ii) satisfaction of each of the conditions set forth in subsection 4.1.


                  [Remainder of page intentionally left blank]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  COMPANY:

                                          REGENT COMMUNICATIONS, INC.


                                          By: /s/Terry S. Jacobs
                                              --------------------------
                                              Name:  Terry S. Jacobs
                                              Title:  Chairman & CEO


                                          Notice Address:

                                          Suite 180
                                          50 East River Center Boulevard
                                          Covington, Kentucky  41011
                                          Attention: Terry S. Jacobs
                                          Telecopy: (606) 292-0352




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                  LENDERS:

                                          BANK OF MONTREAL, CHICAGO BRANCH,
                                          individually and as Agent


                                          By:
                                               /s/M.Andres
                                               ------------------------------
                                               Name:   M. Andres
                                               Title:  M.D.


                                         Notice Address:

                                         16th Floor
                                         430 Park Avenue
                                         New York, New York  10022
                                         Attention: Michael Andres
                                         Telecopy: (212) 605-1648



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                                               GENERAL ELECTRIC CAPITAL
                                               CORPORATION, individually and as
                                               Documentation Agent


                                               By:/s/Thomas P. Waters
                                                   -----------------------------
                                                   Name:  Thomas P. Waters
                                                   Title: Senior Vice President


                                                   Notice Address:

                                                   Suite 600
                                                   3379 Peachtree Road, N.E.
                                                   Atlanta, Georgia  30326
                                                   Attention: Thomas Waters
                                                   Telecopy: (404) 842-1533



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                                                 BANK ONE, INDIANAPOLIS, NA



                                                 By: /s/Dale C. Arfman
                                                     --------------------------
                                                 Name:   Dale C. Arfman
                                                 Title:  Vice President


                                                 Notice Address:

                                                 Bank One Center/Tower
                                                 111 Monument Circle
                                                 Suite 1911
                                                 P.O. Box 7700
                                                 Indianapolis, Indiana  46277
                                                 Attention: Dale Arfman
                                                 Telecopy: (317) 321-8830





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